Exhibit 10.1

EXECUTION VERSION

U.S. $12,000,000,000

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of November 3, 2025

Among

AT&T INC.

as Company

and

THE INITIAL LENDERS NAMED HEREIN

as Initial Lenders

and

CITIBANK, N.A.

as Administrative Agent

and

CITIBANK, N.A.

BOFA SECURITIES, INC.

BARCLAYS BANK PLC

DEUTSCHE BANK SECURITIES INC.

JPMORGAN CHASE BANK, N.A.

MIZUHO BANK, LTD.

and

WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Joint Bookrunners

and

BANK OF AMERICA, N.A.

as Syndication Agent

and

BARCLAYS BANK PLC

DEUTSCHE BANK SECURITIES INC.

JPMORGAN CHASE BANK, N.A.

MIZUHO BANK, LTD.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Documentation Agents

AT&T Second Amended and Restated Credit Agreement

1

2

3

Schedules

Schedule I - Commitments

Exhibits

Exhibit A	-	Form of Note

Exhibit B-1	-	Form of Notice of Borrowing

Exhibit B-2	-	Form of Notice of Continuation/Conversion

Exhibit C	-	Form of Assignment and Assumption

Exhibit D	-	Form of Opinion of In-House Counsel for the Company

Exhibit E	-	Form of Designation Agreement

Exhibit F	-	Non-U.S. Lender Form

4

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of November 3, 2025 (this “Agreement”)

AT&T INC., a Delaware corporation (the “Company”), the banks, financial institutions and other institutional lenders (the “Initial Lenders”) listed on the signature pages hereof, and CITIBANK, N.A. (“Citibank”), as administrative agent (in such capacity, the “Agent”) for the Lenders (as hereinafter defined), agree as follows:

PRELIMINARY STATEMENT.

The Company, the lenders parties thereto and Citibank, as agent, were parties to that certain $12,000,000,000 Amended and Restated Credit Agreement dated as of November 18, 2022 (the “Existing Credit Agreement”). Subject to the satisfaction of the conditions set forth in Section 3.01, the Company, the parties hereto and Citibank, as Agent, desire to amend and restate the Existing Credit Agreement as herein set forth and in connection with such amendment and restatement, to substitute as lenders the Lenders listed on Schedule I hereto.

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Advance” means an advance by a Lender to any Borrower as part of a Borrowing and refers to a Base Rate Advance, a SOFR Advance, a EURIBOR Advance or a SONIA Advance (each of which shall be a “Type” of Advance).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 15% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise; provided, however, that with respect to the Agent or any Lender, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person.

“Agent” has the meaning specified in the preamble hereto.

“Agent’s Account” means (a) in the case of Advances denominated in Dollars, the account of the Agent maintained by the Agent at Citibank at its office at 388 Greenwich Street, New York, New York 10013, Account No. 31311565, Attention: Lending Agency, (b) in the case of Advances denominated in any Committed Currency, the account of the Agent designated in writing from time to time by the Agent to the Borrowers and the Lenders for such purpose and (c) in any such case, such other account of the Agent as is designated in writing from time to time by the Agent to the Borrowers and the Lenders for such purpose.

“Agent Parties” has the meaning specified in Section 9.02(d)(ii).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.

“Applicable Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Lending Office” in its Administrative Questionnaire delivered to the Agent, or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

“Applicable Margin” means, as of any date, a percentage per annum determined by reference to the applicable Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody’s/Fitch	Applicable Margin for SOFR Advances, EURIBOR Advances and SONIA Advances	Applicable Margin for Base Rate Advances
Level 1 A / A2 / A	0.690%	0.000%
Level 2 A- / A3 / A-	0.805%	0.000%
Level 3 BBB+ / Baa1 / BBB+	0.920%	0.000%
Level 4 Lower than Level 3	1.045%	0.045%

“Applicable Percentage” means, as of any date a percentage per annum determined by reference to the applicable Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody’s/Fitch	Applicable Percentage
Level 1 A / A2 / A	0.060%
Level 2 A- / A3 / A-	0.070%
Level 3 BBB+ / Baa1 / BBB+	0.080%
Level 4 Lower than Level 3	0.080%

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Citibank, N.A., BofA Securities, Inc., Barclays Bank PLC, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd. and Wells Fargo Securities, LLC.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

“Assuming Lender” has the meaning specified in Section 2.17(d).

“Assumption Agreement” has the meaning specified in Section 2.17(d)(ii).

“Audited Financial Statements” means the Consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2024, and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the fiscal year then ended.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Law” means any proceeding of the type referred to in Section 6.01(e) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate;

(b) 1⁄2 of one percent per annum above the Federal Funds Rate; and

(c) Term SOFR plus 1.00%.

“Base Rate Advance” means an Advance denominated in Dollars that bears interest as provided in Section 2.06(a)(i).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board of Directors” shall mean the governing body of a corporation, limited liability company or equivalent business organization.

“Borrowers” means, collectively, the Company and the Designated Subsidiaries from time to time.

“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

“Borrowing Minimum” means, in respect of Advances denominated in Dollars, $10,000,000, in respect of Advances denominated in Sterling, £10,000,000 and, in respect of Advances denominated in Euros, €10,000,000.

“Borrowing Multiple” means, in respect of Advances denominated in Dollars, $1,000,000 in respect of Advances denominated in Sterling, £1,000,000 and, in respect of Advances denominated in Euros, €1,000,000.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and (a) if the applicable Business Day relates to any EURIBOR Advances, on which the gross settlement system operated by the Eurosystem, or any successor system, is open and (b) if the Business Day relates to any SONIA Advances, on which banks are open for general business in London.

“Commitment” means as to any Lender (a) the Dollar amount set forth under the caption “Commitments” opposite such Lender’s name on Schedule I hereto, (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the Dollar amount set forth in such Assumption Agreement, or (c) if such Lender has entered into any Assignment and Assumption, the Dollar amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.06(c), as such amount may be reduced pursuant to Section 2.04 or increased pursuant to Section 2.17.

“Commitment Date” has the meaning specified in Section 2.17(b).

“Commitment Increase” has the meaning specified in Section 2.17(a).

“Committed Currencies” means lawful currency of the United Kingdom of Great Britain and Northern Ireland and Euros.

“Communications” has the meaning specified in Section 9.02(d).

“Confidential Information” means information that is furnished to the Agent or any Lender by or on behalf of any Borrower, but does not include any such information that is or becomes generally available to the public (other than as a result of a violation of this Agreement).

“Conforming Changes” means, with respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Agent reasonably decides in consultation with the Company may be appropriate to reflect the adoption and implementation of such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides in consultation with the Company is reasonably necessary in connection with the administration of this Agreement).

“Consenting Lender” has the meaning specified in Section 2.18(b).

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated EBITDA” means, for any Person for any period, Consolidated Net Income of such Person for such period adjusted to exclude the effects of (a) gains or losses from discontinued operations, (b) any extraordinary or other non-recurring non-cash gains or losses (including non-cash restructuring charges), (c) accounting changes including any changes to Accounting Standards Codification 715 (or any subsequently adopted standards relating to pension and postretirement benefits) adopted by the Financial Accounting Standards Board after the date hereof, (d) interest expense, (e) income tax expense or benefit, (f) depreciation, amortization and other non-cash charges (including actuarial gains or losses from pension and postretirement plans), (g) interest income, (h) equity income and losses, and (i) other non-operating income or expense. For the purpose of calculating Consolidated EBITDA for any Person for any period, if during such period such Person or any Subsidiary of such Person shall have made a Material Acquisition or Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect to such Material Acquisition or Material Disposition as if such Material Acquisition or Material Disposition occurred on the first day of such period.

“Consolidated Net Income” means, for any Person for any period, the net income of such Person and its Consolidated Subsidiaries, determined on a Consolidated basis for such period in accordance with GAAP.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07, 2.08, 2.11 or 2.21.

“Debt” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all guarantees by such Person of Debt of others.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Defaulting Lender” means, subject to Section 2.19(d), at any time, any Lender that, at such time (a) has failed to perform any of its funding obligations hereunder, including in respect of its Advances, within two Business Days of the date required to be funded by it hereunder unless such Lender notifies the Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Company or the Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent or the Company (based on its reasonable belief that such Lender may not fulfill its funding obligations hereunder), to confirm in a manner reasonably satisfactory to the Agent and the Company that it will comply with its funding obligations hereunder, provided that such Lender shall cease to be a Defaulting Lender upon receipt of such confirmation by, in form and substance reasonably acceptable to, the Agent and the Company, (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any debtor relief law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action, or (e) shall generally not pay its debts as those debts come due or shall admit in writing its inability to pay its debts or shall become insolvent; provided that a Lender shall not be a Defaulting Lender solely by virtue of the control, ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Subsidiary” means any direct or indirect wholly-owned Subsidiary of the Company designated for borrowing privileges under this Agreement pursuant to Section 9.08.

“Designation Agreement” means, with respect to any Designated Subsidiary, an agreement substantially in the form of Exhibit E hereto duly executed by such Designated Subsidiary and the Company.

“Dollars” and the “$” sign each means lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning specified in Section 3.01.

“Eligible Assignee” means any (i) Lender, Affiliate of a Lender or Approved Fund and (ii) bank, financial institution or other institutional lender that meets the requirements to be an assignee under Section 9.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.06(b)(iii)).

“Equivalent” in Dollars of any Committed Currency on any date means the equivalent in Dollars of such Committed Currency determined by using the quoted spot rate at which the Agent’s principal office in London offers to exchange Dollars for such Committed Currency in London at approximately 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, and the “Equivalent” in any Committed Currency of Dollars means the equivalent in such Committed Currency of Dollars determined by using the quoted spot rate at which the Agent’s principal office in London offers to exchange such Committed Currency for Dollars in London at approximately 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the Company’s controlled group, or under common control with the Company, within the meaning of Section 414 of the Internal Revenue Code.

“Erroneous Payment” has the meaning assigned to it in Section 8.11(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.11(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.11(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.11(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.11(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR” means, for any Interest Period, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum appearing on the applicable Bloomberg screen as the European Money Markets Institute Settlement Rates for deposits in Euro at approximately 10:00 a.m. (Brussels time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period; provided that if EURIBOR shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“EURIBOR Advance” means an Advance denominated in Euros that bears interest as provided in Section 2.06(a)(iii).

“Euro” means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurocurrency Rate Reserve Percentage” for any Interest Period for all EURIBOR Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on EURIBOR Advances is determined) having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 6.01.

“Extension Date” has the meaning specified in Section 2.18(b).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as in effect on the date hereof, (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; provided that if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fitch” means Fitch Ratings, Inc., or any successor to its rating agency business.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” has the meaning specified in Section 1.03.

“Guaranteed Obligations” has the meaning specified in Section 7.01.

“Increase Date” has the meaning specified in Section 2.17(a).

“Increasing Lender” has the meaning specified in Section 2.17(b).

“Indemnified Costs” has the meaning specified in Section 8.08.

“Indemnified Party” has the meaning specified in Section 9.04(b).

“Information Memorandum” means the information memorandum dated September 2025 used by the Agent in connection with the syndication of the Commitments.

“Initial Lenders” has the meaning specified in the preamble hereto.

“Interest Period” means, for each SOFR Advance or EURIBOR Advance comprising part of the same Borrowing, the period commencing on the date of such SOFR Advance or EURIBOR Advance or the date of the Conversion of any Base Rate Advance into a SOFR Advance and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, three or six months as the applicable Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a) no Borrower may select any Interest Period that ends after any Termination Date if, after giving effect thereto, the amount of such Borrowing would exceed the Commitments of Lenders for which a later Termination Date applies;

(b) Interest Periods commencing on the same date for SOFR Advances or EURIBOR Advances comprising part of the same Borrowing shall be of the same duration;

(c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“IRS” has the meaning specified in Section 2.13(f)(i).

“Lender Appointment Period” has the meaning specified in Section 8.06.

“Lenders” means the Initial Lenders, each Assuming Lender that shall become a party hereto pursuant to Section 2.17 or 2.18 and each Person that shall become a party hereto pursuant to Section 9.06.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor.

“Material Acquisition” means any acquisition or series of related acquisitions that involves consideration (including non-cash consideration) with a fair market value, as of the date of the closing thereof, in excess of $10,000,000,000.

“Material Adverse Change” means any change, development or event that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the financial condition, properties, assets, liabilities, business or results of operations of the Company and its Subsidiaries, taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition, properties, assets, liabilities, business or results of operations of the Company and its Subsidiaries, taken as a whole, (b) the material rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of the Company to perform its payment obligations under this Agreement or any Note.

“Material Disposition” means any disposition of property or series of related dispositions of property that involves consideration (including non-cash consideration) with a fair market value, as of the date of the closing thereof, in excess of $1,000,000,000.

“Material Subsidiary” means, at any time, any Subsidiary of the Company to which 5% or more of Net Tangible Assets of the Company are attributable.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its rating agency business.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Debt for Borrowed Money” means (a) all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of the Company and its Subsidiaries minus (b) the amount by which the sum of (i) 100% of unrestricted cash and cash equivalents held by the Company and its Subsidiaries in the United States (it being understood and agreed that any proceeds of any issuance of debt securities or borrowing of term loans, in each case, by the Company or any of its Subsidiaries in connection with financing an acquisition, investment, refinancing or other transaction (x) held or placed into escrow or (y) subject to redemption in the event that such acquisition, investment, refinancing or other transaction does not occur shall, in each case, be deemed to be unrestricted for purposes of this definition), and funds available on demand by the Company and its Subsidiaries in the United States (including but not limited to time deposits), and (ii) 65% of unrestricted cash and cash equivalents held by the Company and its Subsidiaries outside of the United States, exceeds $2,000,000,000 in the aggregate. For the avoidance of doubt, any cash and cash equivalents held by the Company and its Subsidiaries outside of the United States shall not be considered “restricted” solely as a result of the repatriation of such cash and cash equivalents being subject to any legal limitation or otherwise resulting in adverse tax consequences to the Company or any of its Subsidiaries.

“Net Tangible Assets” means, at any date, the total assets appearing on the most recently prepared Consolidated balance sheet of the Company and its Subsidiaries as of the end of the most recent fiscal quarter of the Company for which such balance sheet is available, prepared in accordance with GAAP, less (a) all current liabilities as shown on such balance sheet and (b) the value (net of any applicable reserves), as shown on such balance sheet of (i) all trade names, trademarks, patents, copyrights and goodwill, (ii) organizational costs and (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized), as adjusted in good faith by the Company to give pro forma effect to any Material Acquisition or Material Disposition occurring after the end of such fiscal quarter.

“Non-Approving Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders in accordance with the terms of Section 9.01 and (ii) has been approved by the Required Lenders.

“Non-Consenting Lender” has the meaning specified in Section 2.18(b).

“Non-U.S. Lender” has the meaning specified in Section 2.13(f)(i).

“Note” means a promissory note of any Borrower payable to any Lender, delivered pursuant to a request made under Section 2.15 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Advances made by such Lender.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Other Connection Taxes” means, with respect to any Lender or Agent, taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such tax (other than connections arising solely from such Person having executed, delivered, become a party to, performed obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or the Notes or any other documents to be delivered hereunder, or sold or assigned an interest in any such documents).

“Other Taxes” has the meaning specified in Section 2.13(b).

“Participant Register” has the meaning specified in Section 9.06(d).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as it may be amended or otherwise modified from time to time.

“Payment Office” means, for any Committed Currency, such office of Citibank as shall be from time to time selected by the Agent and notified by the Agent to the Company and the Lenders.

“Payment Recipient” has the meaning assigned to it in Section 8.11(a).

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (e) any interest or title of a lessor or sublessor under, and Liens arising from Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases and subleases entered into by the Company or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased or subleased; (f) Liens that are contractual rights of set-off generally; (g) licenses, sublicenses, leases or subleases of intellectual property granted to Persons who are not Affiliates of the Company in the ordinary course of business not interfering in any material respect with the business of the Company or any of its Subsidiaries; (h) Liens on deposit or securities accounts arising solely by virtue of any statutory or common law provisions or ordinary course contractual provisions, in each case, relating to banker’s Liens, rights of set-off or similar rights and remedies for account and transaction fees and other amounts due to the depository institution or securities intermediary where any deposit, securities or brokerage accounts are maintained so long as the amounts subject to such Liens do not secure Debt.; (i) Liens on any amounts held by a trustee or other escrow agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof; and (j) Liens imposed by federal, state or local governments in connection with funding programs, grant programs, or other similar programs.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Platform” has the meaning specified in Section 9.02(d).

“Post Petition Interest” has the meaning specified in Section 7.05(b).

“Primary Currency” has the meaning specified in Section 9.11(c).

“Process Agent” has the meaning specified in Section 9.10(c).

“Protesting Lender” has the meaning specified in Section 9.08(a).

“Public Debt Rating” means, as of any date, the rating that has been most recently announced by any of S&P, Moody’s or Fitch, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Company or, if any such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency. For purposes of the foregoing, (a) if only one of S&P, Moody’s and Fitch shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if none of S&P, Moody’s or Fitch shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 4 under the definition of “Applicable Margin” or “Applicable Percentage”, as the case may be; (c) if the ratings established by S&P, Moody’s and Fitch fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the highest rating, unless the lowest of such ratings is more than one level below the highest of such ratings, in which case the Applicable Margin and the Applicable Percentage shall be based upon the rating that is one level above the lowest of such ratings; (d) if any rating established by S&P, Moody’s or Fitch shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P, Moody’s or Fitch shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P, Moody’s or Fitch, as the case may be, shall refer to the then equivalent rating by S&P, Moody’s or Fitch, as the case may be.

“Quarterly Financial Statements” means the Consolidated balance sheet of the Company and its Subsidiaries as at September 30, 2025, and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the nine month period then ended.

“Receivables Securitization” means sales of accounts receivable of the Company or any of its Subsidiaries in connection with agreements for limited recourse or non-recourse sales by the Company or such Subsidiary for cash; provided that (a) any such agreement is of a type and on terms customary for comparable transactions in the good faith judgment of the Board of Directors of the Company or such Subsidiary and (b) such agreement does not create any interest in any asset other than accounts receivable (and property securing or otherwise supporting accounts receivable), proceeds of the foregoing and accounts into which such proceeds are paid or held.

“Register” has the meaning specified in Section 9.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Required Lenders” means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount (based on the Equivalent in Dollars at such time) of the Advances, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Commitments, provided that (a) if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time the Advances or Commitments, as applicable, of such Lender at such time and (b) if any Lender and its Affiliates shall hold Advances or Commitments of 15% or more of the then outstanding Advances or Commitments, as applicable, such excess shall be excluded from the determination of Required Lenders, unless the Company has consented to such aggregate holdings.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to its rating agency business.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and no Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Advance” means an Advance denominated in Dollars that bears interest as provided in Section 2.06(a)(ii).

“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Advance” means an Advance denominated in Sterling that bears interest as provided in Section 2.06(a)(iv).

“SONIA Rate” means, for any day (a “SONIA Rate Day”), a rate per annum equal to SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five Business Days prior to (a) if such SONIA Rate Day is a Business Day, such SONIA Rate Day or (b) if such SONIA Rate Day is not a Business Day, the Business Day immediately preceding such SONIA Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to SONIA has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to this proviso shall be utilized for no more than three consecutive SONIA Rate Days; provided that if SONIA shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

Any change in the SONIA Rate due to a change in the SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrowers.

“Subordinated Obligations” has the meaning specified in Section 7.05.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries; provided that, notwithstanding the foregoing, no corporation, partnership, joint venture or limited liability company shall constitute a Subsidiary if such corporation, partnership, joint venture or limited liability company is not required to be consolidated into the financial statements of the Company in accordance with GAAP.

“Taxes” has the meaning specified in Section 2.13(a).

“Telco” has the meaning specified in Section 5.02(a)(vi).

“Term SOFR” means

(a) for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day;

provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed to be zero for purposes of this Agreement.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the earlier of (a) November 3, 2030, subject to the extension thereof pursuant to Section 2.18, and (b) the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01; provided, however, that (a) the Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.18 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement and (b) if such date is not a Business Day, the Termination Date shall be the next preceding Business Day.

“Threshold Amount” means $1,000,000,000.

“Type” has the meaning specified in the definition of “Advance.”

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right to so vote has been suspended by the happening of such a contingency.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

SECTION 1.03. Accounting Terms; Interpretive Provisions. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the Audited Financial Statements (“GAAP”); provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Company or any Subsidiary thereof at “fair value”, as defined therein and (ii) without giving effect to any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof.

If at any time any change in GAAP or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in this Agreement and either the Company or the Required Lenders shall so request, the Agent and the Company shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof, and promptly upon the Company and the Agent reaching such agreement, the Agent shall notify Lenders of such adjustments and amendments, which shall be conclusive and effective as amendments hereunder, unless Required Lenders object to such adjustments within 10 Business Days of receipt of notice; provided that, until so amended, (x) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein and (y) upon request by the Agent, the Company shall provide to the Agent a written reconciliation between calculations of such ratio, basket, requirement or other provision made before and after giving effect to such change in GAAP or the application thereof.

For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.04. Rate. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Term SOFR, EURIBOR, SONIA or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Term SOFR, EURIBOR, SONIA, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate or a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the

Borrowers. The Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01. The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances in Dollars or any Committed Currency to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date applicable to such Lender in an aggregate amount (based in respect of any Advances to be denominated in a Committed Currency by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Notice of Borrowing) not to exceed at any time outstanding such Lender’s Commitment. Each Borrowing shall be in an amount not less than the Borrowing Minimum or the Borrowing Multiple in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender’s Commitment, the Borrowers may borrow under this Section 2.01, prepay pursuant to Section 2.09 and reborrow under this Section 2.01.

SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the third U.S. Government Securities Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of SOFR Advances, (y) 4:00 P.M. (London time) on the third Business Day prior to the date of the proposed Borrowing in the case of a EURIBOR Borrowing or a SONIA Borrowing, or (z) 11:00 A.M. (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by any Borrower to the Agent, which shall give to each Lender prompt notice thereof in writing. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be in writing in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, (iv) the currency for such Borrowing and (v) in the case of a Borrowing consisting of SOFR Advances or EURIBOR Advances, initial Interest Period for each such Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Borrowing, in the case of a Borrowing consisting of Advances denominated in Dollars, and before 11:00 A.M. (London time) on the date of such Borrowing, in the case of a Borrowing consisting of EURIBOR Advances or SONIA Advances, make available for the account of its Applicable Lending Office to the Agent at the applicable Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing. After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower requesting the Borrowing at the Agent’s address referred to in Section 9.02 or at the applicable Payment Office, as the case may be.

(b) Anything in subsection (a) above to the contrary notwithstanding, (i) no Borrower may select SOFR Advances, EURIBOR Advances or SONIA Advances for any Borrowing if the aggregate amount of such Borrowing is less than the Borrowing Minimum or if the obligation of the Lenders to make such Advances shall then be suspended pursuant to Section 2.07, 2.11 or 2.21 and (ii) the SOFR Advances and EURIBOR Advances may not be outstanding as part of more than 12 separate Borrowings.

(c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower requesting the Borrowing. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of SOFR Advances or EURIBOR Advances, the Borrower requesting such Borrowing shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(d) Unless the Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Agent such Lender’s ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower requesting such Borrowing on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of a Borrower, the higher of (A) the interest rate applicable at the time to Advances comprising such Borrowing and (B) the cost of funds incurred by the Agent in respect of such amount and (ii) in the case of such Lender, (A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Committed Currencies. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement.

(e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

SECTION 2.03. Fees. (a) Facility Fee. The Company agrees to pay to the Agent for the account of each Lender a facility fee on the amount of such Lender’s Commitment then in effect from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or the Assignment and Assumption pursuant to which it became a Lender in the case of each other Lender until the Termination Date applicable to such Lender, at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 2025, and on the Termination Date; provided that no Defaulting Lender shall be entitled to receive any facility fee in respect of its Commitment for any period during which that Lender is a Defaulting Lender except to the extent allocable to the outstanding principal amount of Advances funded by such Defaulting Lender (and the Company shall not be required to pay such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) Agent’s Fees. The Company shall pay to the Agent for its own account such fees as may from time to time be agreed between the Company and the Agent.

SECTION 2.04. Optional Termination or Reduction of the Commitments. The Company shall have the right, upon at least three Business Days’ notice to the Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that (i) each partial reduction shall be in an amount not less than the Borrowing Minimum or the Borrowing Multiple in excess thereof and (ii) each such reduction shall be applied to the respective Commitments of the Lenders ratably. Any notice of termination or reduction delivered by the Company may be conditioned upon the effectiveness of other transactions, in which case, such notice may be revoked or its effectiveness deferred by the Company by notice to the Agent if such condition is not satisfied.

SECTION 2.05. Repayment of Advances. The Borrowers shall repay to the Agent for the ratable account of each Lender on the Termination Date applicable to such Lender the aggregate principal amount of the Advances made by such Lender then outstanding.

SECTION 2.06. Interest on Advances. (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Advance made to it owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

(ii) SOFR Advances. During such periods as such Advance is a SOFR Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) Term SOFR for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such SOFR Advance shall be Converted or paid in full.

(iii) EURIBOR Advances. During such periods as such Advance is a EURIBOR Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) EURIBOR for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such EURIBOR Advance shall be paid in full.

(iv) SONIA Advances. During such periods as such Advance is a SONIA Advance, a rate per annum equal at all times to the sum of (x) the SONIA Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such SONIA Advance shall be paid in full.

(b) Default Interest. (i) Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Agent shall, and upon the occurrence and during the continuance of any other Event of Default, the Agent may, and upon the request of the Required Lenders shall, require the Borrowers to pay interest (“Default Interest”) on (A) the unpaid principal amount of each Advance, payable in arrears on the dates referred to in clause (a) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a) above and (B) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above, provided, however, that following acceleration of the Advances pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.

SECTION 2.07. Interest Rate Determination. (a) The Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.06(a). Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, with respect to any SOFR Advances, EURIBOR Advances or SONIA Advances, (i) the Agent determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR, EURIBOR or the SONIA Rate, as applicable, cannot be determined pursuant to the definition thereof or (ii) the Required Lenders notify the Agent that (A) in the case of EURIBOR Advances, they are unable to obtain matching deposits in the applicable inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Advances as a part of such Borrowing during its Interest Period or (B) Term SOFR, EURIBOR or the SONIA Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective SOFR Advances or EURIBOR Advances for such Interest Period or SONIA Advances, the Agent shall forthwith so notify the Company and the Lenders, whereupon (1) each Borrower will, on the last day of the then existing Interest Period therefor (in the case of SOFR Advances or EURIBOR Advances) or immediately, in the case of SONIA Advances (A) in the case of SOFR Advances, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (B) in the case of EURIBOR Advances or SONIA Advances, either (x) prepay such Advances or (y) exchange such Advances into an Equivalent amount of Dollars and Convert such Advances into Base Rate Advances and (2) the obligation of the Lenders to make, or to Convert Advances into, SOFR Advances, EURIBOR Advances or SONIA Advances, as applicable, shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist; provided that, if the circumstances set forth in clause (B) above are applicable, the applicable Borrower may elect, by notice to the Agent and the Lenders, to continue EURIBOR Advances for Interest Periods of not longer than one month, which Advances shall thereafter bear interest at a rate per annum equal to the Applicable Margin plus, for each Lender, the cost to such Lender (expressed as a rate per annum) of funding its EURIBOR Advances by whatever means it reasonably determines to be appropriate. Each Lender shall certify its cost of funds for each Interest Period to the Agent and the Company as soon as practicable (but in any event not later than ten Business Days after the first day of such Interest Period).

(c) If any Borrower shall fail to select the duration of any Interest Period for any SOFR Advances or EURIBOR Advances made to it in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Agent will forthwith so notify such Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor (i) in the case of SOFR Advances, Convert into Base Rate Advances and (ii) in the case of EURIBOR Advances, be exchanged for an Equivalent amount of Dollars and Converted into Base Rate Advances; provided, that the applicable Borrower may direct the Agent in the applicable Notice of Borrowing to continue SOFR Advances or EURIBOR Advances as successive Interest Periods of the same duration until such Borrower shall give the Agent written notice at least five Business Days prior to the end of an Interest Period in the form of Exhibit B-2 that, as of the end of such Interest Period, the applicable SOFR Advances shall Convert into Base Rate Advances or the applicable SOFR Advances or EURIBOR Advances shall be continued as SOFR Advances or EURIBOR Advances, as applicable, having an Interest Period as so notified.

(d) On the date on which the aggregate unpaid principal amount of SOFR Advances, EURIBOR Advances or SONIA Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than the Borrowing Minimum, such Advances shall automatically (i) in the case of SOFR Advances, Convert into Base Rate Advances and (ii) in the case of EURIBOR Advances or SONIA Advances, be exchanged for an Equivalent amount of Dollars and Converted into Base Rate Advances.

(e) Upon the occurrence and during the continuance of any Event of Default (i) each SOFR Advance, EURIBOR Advance and SONIA Advance will automatically, on the last day of the then existing Interest Period therefor (in the case of SOFR Advances or EURIBOR Advances) or immediately, in the case of SONIA Advances, (A) in the case of SOFR Advances, be Converted into Base Rate Advances and (B) in the case of EURIBOR Advances and SONIA Advances, be exchanged for an Equivalent amount of Dollars and be Converted into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into, SOFR Advances, EURIBOR Advances and SONIA Advances shall be suspended.

(f) In connection with the use, administration, adoption or implementation of the Term SOFR Reference Rate, EURIBOR or SONIA, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

SECTION 2.08. Optional Conversion of Advances. The Borrower of any Advance may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07, 2.11 and 2.21, Convert all Advances made to such Borrower denominated in Dollars of one Type comprising the same Borrowing into Advances denominated in Dollars of the other Type; provided, however, that any Conversion of SOFR Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such SOFR Advances, any Conversion of Base Rate Advances into SOFR Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Dollar denominated Advances to be Converted, and (iii) if such Conversion is into SOFR Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower giving such notice.

SECTION 2.09. Prepayments of Advances. (a) Optional. Any Borrower may at any time or from time to time voluntarily prepay Advances in whole or in part without premium or penalty (except as may be required by Section 9.04(c)), upon notice to the Agent at least two U.S. Government Securities Business Days prior to the date of such prepayment, in the case of SOFR Advances, at least two Business Days prior to the date of such prepayment, in the case of EURIBOR Advances or SONIA Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, stating the proposed date and aggregate principal amount of the prepayment; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of the Borrowing Minimum or a Borrowing Multiple in excess thereof and (y) in the event of any such prepayment of a SOFR Advance or a EURIBOR Advance, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c). Any notice of prepayment delivered by the Company may be conditioned upon the effectiveness of other transactions, in which case, such notice may be revoked or its effectiveness deferred by the Company by notice to the Agent if such condition is not satisfied. On the prepayment date, the applicable Borrower shall prepay the principal amount specified in the notice, together with accrued interest to the date of such prepayment on the principal amount prepaid.

(b) Mandatory. (i) If, on any date, the Agent notifies the Company that, as of the most recent interest payment date, the sum of (A) the aggregate principal amount of all Advances denominated in Dollars then outstanding plus (B) the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Advances denominated in Committed Currencies then outstanding exceeds 105% of the aggregate Commitments on such date, the Borrowers shall, as soon as practicable and in any event within two Business Days after receipt of such notice, subject to the proviso to this sentence set forth below, prepay the outstanding principal amount of any Advances in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Commitments on such date, together with any interest accrued to the date of such prepayment on the aggregate principal amount of Advances prepaid; provided that if the aggregate principal amount of Base Rate Advances outstanding at the time of such required prepayment is less than the amount of such required prepayment, the portion of such required prepayment in excess of the aggregate principal amount of Base Rate Advances then outstanding shall be deferred until the last day of the next maturing Interest Period of the outstanding SOFR Advances or EURIBOR Advances, in an aggregate amount equal to the excess of such required prepayment. The Agent shall give prompt notice of any prepayment required under this Section 2.09(b) to the Company and the Lenders, and shall provide prompt notice to Company of any such notice of required prepayment received by it from any Lender.

(ii) Each prepayment made pursuant to this Section 2.09(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a SOFR Advance or a EURIBOR Advance on a date other than the last day of an Interest Period, any additional amounts which the applicable Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 9.04(b).

(iii) The Agent shall calculate on the date of each Notice of Borrowing and on each interest payment date the sum of (A) the aggregate principal amount of all Advances denominated in Dollars plus (B) the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all EURIBOR Advances and SONIA Advances and shall give prompt notice (and in any event no later than thirty days) of any prepayment required under this Section 2.09(b) to the Company and the Lenders.

SECTION 2.10. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, continuing, converting to, funding or maintaining SOFR Advances, EURIBOR Advances or SONIA Advances (excluding for purposes of this Section 2.10(a) and Section 2.10(b) any such increased costs resulting from (i) Taxes or taxes described in clauses (w) – (z) of the definition of Taxes, imposed on or with respect to any payment made by or on behalf of the Borrowers, or Other Taxes (as to which Section 2.13 shall govern) and (ii) Other Connection Taxes that are imposed on or measured by overall net income, or that are franchise taxes or branch profits taxes), then the Company shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Company and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Such certificate shall be in reasonable detail and shall certify that the claim for additional amounts referred to therein is generally consistent with such Lender’s treatment of similarly situated borrowers of such Lender whose transactions with such Lender are similarly affected by the change in circumstances giving rise to such payment, but such Lender shall not be required to disclose any confidential or proprietary information therein.

(b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender’s commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Company shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital or liquidity to be allocable to the existence of such Lender’s commitment to lend hereunder. A certificate as to such amounts submitted to the Company and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

(c) For the avoidance of doubt, this Section 2.10 shall apply to all requests, rules, guidelines or directives concerning capital adequacy or liquidity issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives concerning capital adequacy or liquidity promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, regardless of the date adopted, issued, promulgated or implemented.

SECTION 2.11. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Applicable Lending Office to perform its obligations hereunder to make SOFR Advances, EURIBOR Advances or SONIA Advances or to fund or maintain SOFR Advances, EURIBOR Advances or SONIA Advances hereunder (a) each affected SOFR Advance, EURIBOR Advance or SONIA Advance will automatically, upon such demand, (i) in the case of SOFR Advances, be Converted into a Base Rate Advance and (ii) in the case of EURIBOR Advances or SONIA Advances, be exchanged into an Equivalent amount of Dollars and be Converted into a Base Rate Advance and (b) the obligation of the Lenders to make SOFR Advances, EURIBOR Advances or SONIA Advances, as applicable, or to Convert Base Rate Advances into SOFR Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would allow such Lender or its Applicable Lending Office to continue to perform its obligations to make SOFR Advances, EURIBOR Advances and SONIA Advances or to continue to fund or maintain SOFR Advances, EURIBOR Advances and SONIA Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

SECTION 2.12. Payments and Computations. (a) Each Borrower shall make each payment hereunder, without counterclaim or set-off, except with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency, not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent at the applicable Agent’s Account in same day funds. Each Borrower shall make each payment, without counterclaim or set-off hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency, not later than 11:00 A.M. (at the Payment Office for such Committed Currency) on the day when due in such Committed Currency to the Agent, by deposit of such funds to the applicable Agent’s Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.10, 2.13 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.17 or an extension of the Termination Date pursuant to Section 2.18, and upon the Agent’s receipt of such Lender’s Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date or Extension Date, as the case may be, the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 9.06(c), from and after the effective date specified in such Assignment and Assumption, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) All computations of interest based on the Base Rate or the SONIA Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on Term SOFR, EURIBOR or the Federal Funds Rate and of facility fees shall be made by the Agent on the basis of a year of 360 days (or, in each case of Advances denominated in Committed Currencies where market practice differs, in accordance with market practice), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of SOFR Advances or EURIBOR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d) Unless the Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at (i) the Federal Funds Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Committed Currencies.

(f) To the extent that the Agent receives funds for application to the amounts owing by any Borrower under or in respect of this Agreement or any Note in currencies other than the currency or currencies required to enable the Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.12, the Agent shall be entitled to convert or exchange such funds into Dollars or into a Committed Currency or from Dollars to a Committed Currency or from a Committed Currency to Dollars, as the case may be, to the extent necessary to enable the Agent to distribute such funds in accordance with the terms of this Section 2.12; provided that each Borrower and each of the Lenders hereby agree that the Agent shall not be liable or responsible for any loss, cost or expense suffered by such Borrower or such Lender as a result of any conversion or exchange of currencies affected pursuant to this Section 2.12(f) or as a result of the failure of the Agent to effect any such conversion or exchange; and provided further that such Borrower agrees to indemnify the Agent and each Lender, and hold the Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.12(f).

SECTION 2.13. Taxes. (a) Any and all payments by or on account of any obligation of the Borrowers to or for the account of any Lender or the Agent hereunder or under the Notes or any other documents to be delivered hereunder shall be made, in accordance with Section 2.12 or the applicable provisions of such other documents, free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities, including any interest, additions to tax or penalties applicable with respect thereto, excluding, in the case of each Lender and the Agent, (v) taxes imposed on or measured by overall net income, branch profits taxes, franchise taxes imposed in lieu of net income taxes and other similar taxes, in each case by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, branch profits taxes, franchise taxes imposed on it in lieu of net income taxes and other similar taxes, by the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof, or by any other jurisdiction with respect to which the Lender or the Agent, as the case may be, has a present or former connection (other than connections arising solely from such Person having executed, delivered, become a party to, performed obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or the Notes or any other documents to be delivered hereunder, or sold or assigned an interest in any such documents), (w) taxes that are attributable to a Lender’s failure to comply with the requirements of paragraph (f) of this Section, (x) United States federal withholding taxes imposed on amounts payable to such Lender on the date such Lender becomes a party to this Agreement, or changes its Applicable Lending Office except to the extent that such Lender or its assignor (if any) was entitled, at the time of the change in Applicable Lending Office (or assignment), to receive additional amounts from any Borrower pursuant to this paragraph, (y) any United States withholding taxes imposed pursuant to FATCA and (z) any interest, additions to tax or penalties applicable to such excluded taxes (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as “Taxes”). If any Taxes from or in respect of any sum payable hereunder or under any Note or any other documents to be delivered hereunder to any Lender or the Agent are required by law to be deducted or withheld, (i) the sum payable by the applicable Borrower shall be increased as may be necessary so that after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section 2.13) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made and (ii) if such Borrower is the withholding agent under applicable law, such Borrower shall make such deductions and shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or any other documents to be delivered hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes or any other documents to be delivered hereunder except any such taxes that are Other Connection Taxes imposed with respect to any assignment (other than an assignment pursuant to Section 2.13(g)) (hereinafter referred to as “Other Taxes”).

(c) The Company shall indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.13) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

(d) Within 30 days after the date of any payment of Taxes by any Borrower, such Borrower shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Agent.

(e) Each Lender shall indemnify the Agent for the full amount of any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or similar charges imposed by any governmental authority that are attributable to such Lender and that are payable or paid by the Agent in good faith, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Agent makes written demand therefor. Notwithstanding anything to the contrary, nothing in this Section 2.13(e) shall affect the Lender’s rights with respect to any Borrower pursuant to this Agreement or the Notes.

(f) (i) (A) Each Lender that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Company and the Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed originals of U.S. Internal Revenue Service (“IRS”) Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal withholding tax. (B) Each Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code (a “Non-U.S. Lender”) shall deliver to the Company and the Agent, whichever of the following is applicable: (w) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (i) with respect to payments of interest under this Agreement and the Notes, two properly completed and duly signed originals of IRS Form W-8BEN-E (or any subsequent versions thereof or successors thereto) establishing an exemption from or reduction of, U.S. federal withholding tax pursuant to an “interest” article of such tax treaty, and (ii) with respect to any other applicable payments under this Agreement and the Notes, IRS Form W-8BEN-E (or any subsequent versions thereof or successors thereto) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty; (x) two properly completed and duly signed originals of IRS Form W-8ECI (or any subsequent versions thereof or successors thereto); (y) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit F-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and two properly completed and duly signed originals of IRS Form W-8BEN-E (or any subsequent versions thereof or successors thereto); or (z) to the extent the Non-U.S. Lender is not the beneficial owner, two properly completed and signed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable, provided that if a Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct or indirect partner. (C) Any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Agent any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from, or a reduction in, U.S. federal withholding tax, in each case, duly completed and signed together with such supplementary documentation as may be prescribed by applicable requirements of law which permits the Company and/or the Agent to determine any withholdings or deductions required to be made. Forms referred to in this Section 2.13(f)(i) shall be delivered by each Lender on or before the date it becomes a party to this Agreement and from time to time thereafter upon the request of the Company or the Agent. In addition, each Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Company and the Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Company and the Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section, a Lender shall not be required to deliver any form pursuant to Section 2.13(f)(i)(C) that such Lender is not legally able to deliver or would materially prejudice the commercial position of such Lender.

(ii) If a payment made to a Lender hereunder would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Company and the Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Company or the Agent as may be necessary for any Borrower or the Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (ii), FATCA shall include any amendments to FATCA after the date hereof.

(g) Any Lender claiming any additional amounts payable pursuant to Section 2.10 or this Section 2.13 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender; provided, however, that if any such Lender fails to change the jurisdiction of its Applicable Lending Office to a jurisdiction with respect to which no additional amounts are owed under this Section 2.13 within of 30 days of receiving such a request from the Company, the Company may replace such Lender in accordance with Section 2.20.

(h) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any amount as to which it has been indemnified pursuant to this Section 2.13 (including additional amounts paid pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the amounts giving rise to such refund), net of all reasonable out-of-pocket expenses (including any taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event such indemnified party is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this Section 2.13(h), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.13(h) if such payment would place such indemnified party in a less favorable position (on a net after-tax basis) than such indemnified party would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed, and the indemnification payments or additional amounts with respect to such tax had never been paid. This Section 2.13(h) shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the indemnifying party or any other Person.

SECTION 2.14. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.10, 2.13 or 9.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

SECTION 2.15. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances. Each Borrower agrees that upon notice by any Lender to such Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, such Borrower shall promptly execute and deliver to such Lender a Note payable to such Lender in a principal amount up to the Commitment of such Lender. Each Lender that receives a Note pursuant to this Section 2.15 agrees that, upon the earlier of the termination or expiration of this Agreement, such Lender will return such Note to the Company.

(b) The Register maintained by the Agent pursuant to Section 9.06(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Assumption delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from each Borrower hereunder and each Lender’s share thereof.

(c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.

SECTION 2.16. Use of Proceeds. The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) solely for general corporate purposes of such Borrower and its Subsidiaries.

SECTION 2.17. Increase in the Aggregate Commitments. (a) The Company may, not more than once in any calendar year prior to the Termination Date, by notice to the Agent, request that the aggregate amount of the Commitment be increased by an integral multiple of $25,000,000 (each a “Commitment Increase”) to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the “Increase Date”), as specified in the related notice to the Agent; provided, however that (i) in no event shall the aggregate amount of the Commitments hereunder at any time exceed $14,000,000,000 and (ii) on the date of any request by the Company for a Commitment Increase and on the related Increase Date, the conditions set forth in Section 3.03 shall be satisfied.

(b) The Agent shall promptly notify the Lenders of a request for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the “Commitment Date”). Each Lender that is willing to participate in such requested Commitment Increase (each an “Increasing Lender”) shall, in its sole discretion, give written notice to the Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment. Any Lender that does not so respond by the Commitment Date will be deemed to have declined to participate in the requested Commitment Increase. If the Lenders notify the Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein based on the ratio of the amount by which each lender is willing to participate in the requested Commitment Increase on the Commitment Date to the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on the Commitment Date.

(c) Promptly following each Commitment Date, the Agent shall notify the Company as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Company may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount not less than the Borrowing Minimum or the Borrowing Multiple in excess thereof.

(d) On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.17(c) (each such Eligible Assignee and each Eligible Assignee that agrees to an extension of the Termination Date in accordance with Section 2.18(c), an “Assuming Lender”) shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.17(b)) as of such Increase Date; provided, however, that the Agent shall have received on or before such Increase Date the following, each dated such date:

(i) (A) certified copies of resolutions or other evidence of authority of the Board of Directors of the Company authorizing the Commitment Increase and the corresponding modifications to this Agreement and (B) an opinion of in-house counsel for the Company, in substantially the form of Exhibit D hereto;

(ii) an assumption agreement from each Assuming Lender, if any, in form and substance reasonably satisfactory to the Company and the Agent (each an “Assumption Agreement”), duly executed by such Eligible Assignee, the Agent and the Company; and

(iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Company and the Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.17(d), the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Company, on or before 1:00 P.M. (New York City time), in writing, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date. Each Increasing Lender and each Assuming Lender shall, before 2:00 P.M. (New York City time) on the Increase Date, make available for the account of its Applicable Lending Office to the Agent at the Agent’s Account, in same day funds, in the case of such Assuming Lender, an amount equal to such Assuming Lender’s ratable portion of the Borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment Increase) and, in the case of such Increasing Lender, an amount equal to the excess of (i) such Increasing Lender’s ratable portion of the Borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment Increase) over (ii) such Increasing Lender’s ratable portion of the Borrowings then outstanding (calculated based on its Commitment (without giving effect to the relevant Commitment Increase) as a percentage of the aggregate Commitments (without giving effect to the relevant Commitment Increase)). After the Agent’s receipt of such funds from each such Increasing Lender and each such Assuming Lender, the Agent will promptly thereafter cause to be distributed like funds to the other Lenders for the account of their respective Applicable Lending Offices in an amount to each other Lender such that the aggregate amount of the outstanding Advances owing to each Lender after giving effect to such distribution equals such Lender’s ratable portion of the Borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment Increase).

SECTION 2.18. Extension of Termination Date. (a) The Company, by written notice to the Agent at least 45 days prior to any Extension Date (as defined below), may request an extension of the Termination Date in effect at such time by one year from its then scheduled expiration. The Company may make any such request up to two times but not more than once in any calendar year, provided that the first Extension Date shall not be earlier than the first anniversary of the Effective Date. The Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, no later than 35 days prior to the applicable Extension Date, notify the Company and the Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Agent and the Company in writing of its consent to any such request for extension of the Termination Date at least 35 days prior to the applicable Extension Date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Agent shall notify the Company not later than 30 days prior to the applicable Extension Date of the decision of the Lenders regarding such request for an extension of the Termination Date.

(b) If all the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.18, the Termination Date in effect at such time shall, effective as at the date specified in the applicable extension request (the “Extension Date”), be extended for one year; provided that on each Extension Date the applicable conditions set forth in Section 3.03 shall be satisfied. If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.18, the applicable Termination Date in effect at such time shall, effective as at the applicable Extension Date and subject to subsection (d) of this Section 2.18, be extended as to those Lenders that so consented (each a “Consenting Lender”) but shall not be extended as to any other Lender (each a “Non-Consenting Lender”). To the extent that the applicable Termination Date is not extended as to any Lender pursuant to this Section 2.18 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section 2.18 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by any Borrower, such Lender or any other Person; provided that such Non-Consenting Lender’s rights under Sections 2.10, 2.13 and 9.04, and its obligations under Section 8.08, shall survive the Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for any requested extension of the Termination Date.

(c) If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.18, the Company may arrange for one or more Consenting Lenders or other Eligible Assignees as Assuming Lenders to assume, effective as of the Extension Date, any Non-Consenting Lender’s Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $10,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $10,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

(i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid facility fees owing to such Non-Consenting Lender as of the effective date of such assignment;

(ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

(iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 9.06(b)(iii) for such assignment shall have been paid;

provided further that such Non-Consenting Lender’s rights under Sections 2.10, 2.13 and 9.04, and its obligations under Section 8.08, shall survive such substitution as to matters occurring prior to the date of substitution. On or prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Company and the Agent an Assumption Agreement, duly executed by such Assuming

Lender, such Non-Consenting Lender, the Company and the Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Company and the Agent as to the increase in the amount of its Commitment and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.18 shall have delivered to the Agent any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

(d) If (after giving effect to any assignments or assumptions pursuant to subsection (c) of this Section 2.18) Lenders having Commitments equal to more than 50% of the Commitments in effect immediately prior to the Extension Date consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Agent shall so notify the Company and, subject to the satisfaction of the conditions in Section 3.03, the Termination Date then in effect shall be extended for the additional one year period as described in subsection (a) of this Section 2.18, and all references in this Agreement, and in the Notes, if any, to the “Termination Date” shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended. Promptly following each Extension Date, the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.

Section 2.19. Defaulting Lenders. (a) Notwithstanding anything to the contrary contained in this Agreement, any payment by any Borrower for the account of a Defaulting Lender under this Agreement shall not be paid or distributed to such Defaulting Lender, but shall instead be retained by the Agent in a segregated non-interest bearing account until the earlier of the date the Defaulting Lender is no longer a Defaulting Lender or the termination of the Commitments and payment in full of all obligations of such Borrower hereunder and shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Company may request (so long as no Default exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Agent or if no such funding has been requested, to be held by the Agent as cash collateral to fund future Advances by such Defaulting Lender; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default exists, to the payment of any amounts owing to such Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that any amounts held as cash collateral for funding obligations of a Defaulting Lender shall be returned to such Defaulting Lender upon the termination of this Agreement and the satisfaction of such Defaulting Lender’s obligations hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.19 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.19, performance by any Borrower of its obligations shall not be excused or otherwise modified as a result of the operation of this Section 2.19. The rights and remedies against a Defaulting Lender under this Section 2.19 are in addition to any other rights and remedies which any Borrower, the Agent or any Lender may have against such Defaulting Lender.

(c) If the Company and the Agent agree in writing in their reasonable determination that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Advances to be funded and held on a pro rata basis by the Lenders in accordance with their pro rata share, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

SECTION 2.20. Replacement of Lenders. If (a) any Lender requests compensation under Section 2.10, (b) any Borrower is required to pay additional amounts to any Lender or any governmental authority for the account of any Lender pursuant to Section 2.13, (c) any Lender is a Defaulting Lender, a Non-Consenting Lender or a Non-Approving Lender or (d) any Lender and its Affiliates hold interests of 15% or more of the then outstanding Advances or Commitments, as applicable, whether as a Lender or a participant, unless each of the Company has consented to such aggregate holdings, then the Company may, at its sole expense and effort and so long as no Default is continuing, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.06), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Company shall have paid to the Agent the assignment fee (if any) specified in Section 9.06;

(ii) such assigning Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts then payable to it hereunder (including any amounts under Section 9.04(c)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments after the date of such assignment;

(iv) such assignment does not conflict with applicable law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Approving Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

SECTION 2.21. Benchmark Replacement Setting.

(a) Benchmark Replacement. (i) Notwithstanding anything to the contrary herein, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Agent and the Company may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all affected Lenders and the Company so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.21(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrowers of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.21(d) and (y) the commencement of any Benchmark Unavailability Period. For the avoidance of doubt, any notice required to be delivered by the Agent as set forth in this Section 2.21 may be provided, at the option of the Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Conforming Changes. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.21, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement, except, in each case, as expressly required pursuant to this Section 2.21.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including Term SOFR or EURIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and(ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (i) the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Advances to bear interest at such Benchmark to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (A) in the case of any request for any affected Borrowing in Dollars, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Advances in the amount specified therein and (B) in the case of any request for any affected Borrowing in a Committed Currency, such request shall be ineffective and (ii)(A) any outstanding affected SOFR Advances, if applicable, will be deemed to have been converted into Base Rate Advances immediately and (B) any outstanding affected Advances denominated in a Committed Currency, at the applicable Borrower’s election, shall either (I) be converted into Base Rate Advances (in an amount equal to the Dollar Equivalent of such Committed Currency) immediately or, in the case of EURIBOR Advances, at the end of the applicable Interest Period or (II) be prepaid in full immediately or, in the case of EURIBOR Advances, at the end of the applicable Interest Period; provided that, with respect to any SOFR Advance, EUROBOR Advance or SONIA Advance, if no election is made by the applicable Borrower by the date that is three Business Days after receipt by the Borrower of such notice, such Borrower shall be deemed to have elected clause (I) above; provided, further that, with respect to any EURIBOR Advance, if no election is made by the applicable Borrower by the earlier of (x) the date that is three Business Days after receipt by such Borrower of such notice and (y) the last day of the current Interest Period for the applicable EURIBOR Advance, such Borrower shall be deemed to have elected clause (I) above. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 9.04(c). During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(f) Certain Defined Terms. As used in this Section 2.21:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.21(d).

“Benchmark” means, initially, the Relevant Rate; provided that if a Benchmark Transition Event has occurred with respect to such Relevant Rate or any then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.21(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Company as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable currency at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable currency at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any currency:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or;

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark for any currency, the occurrence of one or more of the following events with respect to such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, the central bank for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any currency, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder in accordance with this Section 2.21 and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder in accordance with this Section 2.21.

“Floor” means a rate of interest equal to 0.00%.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Advances denominated in Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Advances denominated in any Committed Currency, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Rate” means, with respect to any Advance denominated in Dollars, the Term SOFR Reference Rate, with respect to any Advance denominated in Euro, EURIBOR and with respect to any Advance denominated in Sterling, SONIA.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

ARTICLE III

CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01. Conditions Precedent to Effectiveness of Amendment and Restatement. This amendment and restatement of the Existing Credit Agreement shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied:

(a) Except as disclosed in filings with the Securities and Exchange Commission prior to the date hereof, there shall have occurred no Material Adverse Change since December 31, 2024.

(b) Except as disclosed in filings with the Securities and Exchange Commission prior to the date hereof, there shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the borrowing contemplated hereunder.

(c) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

(d) The Company shall have notified the Agent in writing as to the proposed Effective Date.

(e) The Company shall have paid all accrued fees and expenses of the Agent and the Lenders (including the accrued fees and expenses of counsel to the Agent) to the extent invoiced at least three Business Days prior to the Effective Date and required to be paid on or prior to the Effective Date.

(f) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Company, dated the Effective Date, stating that:

(i) The representations and warranties contained in Section 4.01 are correct in all material respects (except such representations that are qualified by materiality, which shall be correct in all respects) on and as of the Effective Date, and

(ii) No event has occurred and is continuing that constitutes a Default.

(g) The Agent shall have received on or before the Effective Date the following, each dated the Effective Date, in form and substance reasonably satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

(i) The Notes of the Company to the Lenders to the extent requested by any Lender pursuant to Section 2.15.

(ii) Certified copies of the resolutions or other evidence of authority of the Board of Directors of the Company approving this Agreement and the Notes to be delivered by it, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

(iii) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes to be delivered by it and the other documents to be delivered by it hereunder.

(iv) A customary opinion of internal legal counsel of the Company, substantially in the form of Exhibit D hereto.

(v) A favorable opinion of Simpson Thacher & Bartlett LLP, counsel for the Agent, in form and substance reasonably satisfactory to the Agent.

(h) All amounts (including, without limitation, any principal, interest or fees related thereto) owing by the Borrowers under the Existing Credit Agreement shall have been, or concurrently with the Effective Date hereunder shall be, paid in full.

(i) (i) To the extent reasonably requested reasonably in advance of the Effective Date by any of the Agent, any Arranger or the Lenders, the Agent shall have received, prior to the Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(ii) At least five (5) days prior to the Effective Date, if the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to the Company.

SECTION 3.02. Initial Advance to Each Designated Subsidiary. The obligation of each Lender to make an initial Advance to each Designated Subsidiary is subject to the receipt by the Agent on or before the date of such initial Advance of each of the following, in form and substance reasonably satisfactory to the Agent and dated such date:

(a) The Notes of such Designated Subsidiary to the Lenders to the extent requested by any Lender pursuant to Section 2.15.

(b) Certified copies of the resolutions or other evidence of authority of the Board of Directors of such Designated Subsidiary (with a certified English translation if the original thereof is not in English) approving this Agreement and the Notes to be delivered by it, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

(c) A certificate of a proper officer of such Designated Subsidiary certifying the names and true signatures of the officers of such Designated Subsidiary authorized to sign its Designation Agreement and the Notes to be delivered by it and the other documents to be delivered by it hereunder.

(d) A Designation Agreement duly executed by such Designated Subsidiary and the Company.

(e) A customary opinion of in-house counsel for such Designated Subsidiary substantially in the form of Exhibit D hereto, and as to such other matters as any Lender through the Agent may reasonably request.

(g) Such other approvals, opinions or documents as any Lender through the Agent may reasonably request including, without limitation, information and documents required by governmental authorities in respect of “know your customer” or similar identification procedures (including, without limitation, delivery of a Beneficial Ownership Certification, if applicable).

SECTION 3.03. Conditions Precedent to Each Borrowing, Commitment Increase and Extension Date. The obligation of each Lender to make an Advance on the occasion of each Borrowing, each Commitment Increase and each extension of Commitments pursuant to Section 2.18 shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing, the applicable Increase Date or the applicable Extension Date (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, the request for Commitment Increase or request of Commitment extension and the acceptance of the proceeds of such Borrowing shall constitute a representation and warranty by the Company that on the date of such Borrowing, such Increase Date or such Extension Date such statements are true):

(i) the representations and warranties of the Company contained in Section 4.01 (except, in the case of each any Borrowing, the representations set forth in the last sentence of subsection (e) thereof and in subsection (f) thereof) and, in the case of any Borrowing made to or on behalf of a Designated Subsidiary, in the Designation Agreement for such Designated Subsidiary, are correct in all material respects (except such representations that are qualified by materiality, which shall be correct in all respects) on and as of such date, before and after giving effect to such Borrowing and to the application of the proceeds therefrom or from such Commitment Increase or such Extension Date, as though made on and as of such date, and

(ii) no event has occurred and is continuing, or would result from such Borrowing or from such Commitment Increase or such Extension Date or from the application of the proceeds therefrom, that constitutes a Default; and

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request related to clauses (a)(i) or (ii) of this Section.

SECTION 3.04. Determinations Under Sections 3.01 and 3.02. For purposes of determining compliance with the conditions specified in Sections 3.01 and 3.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received written notice from such Lender prior to the date that the Company, by notice to the Lenders, designates as the proposed Effective Date or the date of the initial Advance to the applicable Designated Subsidiary, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date and each date of initial Advance to a Designated Subsidiary.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties. The Company represents and warrants as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b) The execution, delivery and performance by the Company of this Agreement and the Notes to be delivered by it, and the borrowing of the Advances hereunder, are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Company’s charter or by-laws or (ii) except where such contravention would not reasonably be expected to have a Material Adverse Effect, any law applicable to the Company or any contractual restriction binding on or affecting the Company.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of this Agreement or the Notes to be delivered by it.

(d) This Agreement has been, and each of the Notes to be delivered by it when delivered hereunder will have been, duly executed and delivered by the Company. This Agreement is, and each of the Notes delivered by the Company when delivered hereunder will be, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e) The Audited Financial Statements, accompanied by an opinion of Ernst & Young LLP, independent public accountants (or other independent public accountants of national standing), and the Quarterly Financial Statements, duly certified by the chief financial officer of the Company, copies of which have been furnished to each Lender, fairly present in all material respects, subject, in the case of said Quarterly Financial Statements, to year-end audit adjustments and the absence of footnotes, the Consolidated financial condition of the Company and its Subsidiaries as at such dates, the Consolidated results of the operations of the Company and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Except as disclosed in filings with the Securities and Exchange Commission prior to the date hereof, since December 31, 2024, there has been no Material Adverse Change.

(f) There is no pending or, to the knowledge of the Company, threatened action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) is not disclosed in a filing by the Company with the Securities and Exchange Commission and would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the borrowings contemplated hereunder.

(g) The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Company only or of the Company and its Subsidiaries on a Consolidated basis) that are subject to a restriction on sale, pledge, or disposal under this Agreement will be represented by margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

(h) The Company is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(i) (i) None of the Company or any of the Company’s Subsidiaries is a Person that is, or controlled by Persons that are the subject or target of any Sanctions; (ii) the Company has implemented and maintains in effect policies and procedures designed to promote compliance by the Company with Anti-Corruption Laws, and (iii) the Company and its Subsidiaries are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

(j) No Borrower is an Affected Financial Institution.

(k) As of the Effective Date, to the knowledge of the Company, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

ARTICLE V

COVENANTS OF THE BORROWERS

SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will:

(a) Compliance with Laws, Etc. Comply, and cause each of the Designated Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with Anti-Corruption Laws, Sanctions, ERISA and the Patriot Act, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b) Payment of Taxes, Etc. Pay and discharge, and cause each of the Designated Subsidiaries to pay and discharge, before the same shall become delinquent, all federal and other material taxes, assessments and governmental charges or levies imposed upon it or upon its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided, however, that neither the Company nor any of the Designated Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or levy that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

(c) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each other Borrower to preserve and maintain, its corporate existence and its material rights (charter and statutory) and franchises; provided, however, that the Company and the other Borrowers may consummate any merger or consolidation permitted under Section 5.02(b) and provided further that neither the Company nor any other Borrower shall be required to preserve any right or franchise if the Board of Directors of the Company or such other Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such other Borrower, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Company or such other Borrower.

(d) Visitation Rights. At any reasonable time and from time to time during normal business hours, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine the records and books of account of, and visit the properties of, the Company and any of the Designated Subsidiaries, and, upon execution of a confidentiality agreement, to discuss the affairs, finances and accounts of the Company and any of the Designated Subsidiaries with any of the officers or directors of the Company and with their independent certified public accountants, provided, however, that examination of the records and books of account of the Company or any of the Designated Subsidiaries shall occur only at times when an Advance or Advances shall be outstanding.

(e) Keeping of Books. Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in all material respects in accordance with generally accepted accounting principles in effect from time to time.

(f) [Reserved].

(g) Reporting Requirements. Furnish to the Lenders:

(i) as soon as available and in any event within 40 days after the end of each of the first three quarters of each fiscal year of the Company (or such later date as permitted by the Securities and Exchange Commission for the filing of the Company’s Form 10-Q for such quarter), the Consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments and the absence of footnotes) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles (it being understood that the certification provided by the chief financial officer in compliance with the Sarbanes-Oxley Act is acceptable for this purpose) and prepare and deliver a certificate of the chief financial officer of the Company as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03 (it being understood that the only certification regarding pro forma adjustments included in such calculation shall be that the adjustments are reasonable good faith estimates prepared on the basis of information available as of the date that such pro forma adjustments are determined);

(ii) as soon as available and in any event within 75 days after the end of each fiscal year of the Company (or such later date as permitted by the Securities and Exchange Commission for the filing of the Company’s Form 10-K for such fiscal year), a copy of the annual report for such year for the Company containing the Consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, in each case accompanied by an opinion by Ernst & Young LLP or other independent public accountants of national standing to the effect that such Consolidated financial statements fairly present its financial condition and results of operations on a Consolidated basis in accordance with generally accepted accounting principles consistently applied and prepare and deliver a certificate of the chief financial officer of the Company as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03 (it being understood that the only certification regarding pro forma adjustments included in such calculation shall be that the adjustments are reasonable good faith estimates prepared on the basis of information available as of the date that such pro forma adjustments are determined);

(iii) as soon as possible and in any event within five Business Days after the occurrence of each Default (to the extent that such Default is uncured on the date of such statement), a statement of the chief financial officer of the Company setting forth details of such Default and the action that the Company has taken and proposes to take with respect thereto;

(iv) if Advances are outstanding and if such are not available on the Internet at www.att.com, www.sec.gov or another website designated by the Company, promptly after the sending or filing thereof, copies of all reports that the Company sends to any of its securityholders, and copies of all reports and registration statements that the Company files with the Securities and Exchange Commission or any national securities exchange;

(v) prompt notice of the commencement of all actions and proceedings before any court, governmental agency or arbitrator affecting the Company or any of its Subsidiaries of the type described in Section 4.01(f);

(vi) such other information respecting the Company or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request of a material nature that may reasonably relate to the condition (financial or otherwise), operations, properties or prospects of the Company or the Company and its Subsidiaries taken as a whole; and

(vii) promptly following any request therefor, information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.

Reports and financial statements required to be furnished by the Company pursuant to clauses (i), (ii) and (iv) of this subsection (h) shall be deemed to have been furnished on the earlier of (A) the date on which such reports and financial statements are posted on the Internet at www.sec.gov or

(B) the date on which the Company posts such reports, or reports containing such financial statements, on its website on the Internet at www.att.com or at such other website identified by the Company in a notice to the Agent and the Lenders and that is accessible by the Lenders without charge.

SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will not:

(a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, other than:

(i) Permitted Liens,

(ii) purchase money Liens upon or in any real property or equipment acquired or held by the Company or any Subsidiary of the Company in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment (including capital leases), or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced,

(iii) the Liens existing on the date hereof,

(iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Company or such Subsidiary or acquired by the Company or such Subsidiary,

(v) Liens securing Debt incurred by the Company or its Subsidiaries in connection with, or otherwise arising in connection with, a financing or similar transaction based on accounts receivable and accounts and other property securing or otherwise supporting such accounts receivable (including any Receivables Securitization),

(vi) Liens on assets of a Subsidiary that is a regulated telephone company (a “Telco”) that, pursuant to the public debt indenture(s) of such Telco, are created upon the merger or conveyance or sale of all or substantially all of the assets of such Telco,

(vii) Liens on real property securing Debt and other obligations in an aggregate principal amount not to exceed $1,000,000,000 at any time outstanding,

(viii) other Liens securing Debt and other obligations in an aggregate principal amount not to exceed at any time outstanding ten percent of Net Tangible Assets, and

(ix) the replacement, extension or renewal of any Lien permitted by clause (iii) or (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

(b) Mergers, Etc. Merge or consolidate with or into, or, directly or indirectly, convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, except in the event that the Company shall be the continuing or surviving Person following such merger or consolidation.

(c) Sanctions and Anti-Corruption. Request any Borrowing, nor directly or to its knowledge indirectly use the proceeds of any Borrowing, or permit any other Borrower to so request or use the proceeds of any Borrowing, in each case (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (ii) in any manner that would result in the violation of any Sanctions applicable to the Company or its Subsidiaries or, to the knowledge of the Company, any other party hereto.

SECTION 5.03. Financial Covenant. The Company will maintain, as of the last day of each fiscal quarter, a ratio of Net Debt for Borrowed Money to Consolidated EBITDA of the Company and its Subsidiaries for the four quarters then ended of not more than 3.75 to 1.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) Failure to pay any principal of any Advance when the same becomes due and payable; or failure to pay any interest on any Advance or to make any other payment of fees or other amounts payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

(b) Any representation or warranty made herein or in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

(c) (i) The Company shall fail to perform or observe any term, covenant or agreement applicable to it contained in Sections 5.01(c), (d) or (g), 5.02 or 5.03, or (ii) the Company shall fail to perform or observe any term, covenant or agreement (other than those referred to in clauses (a) and (c)(i) above) contained in this Agreement on its part to be performed or observed and such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Company by the Agent or any Lender; or

(d) (i) The Company or any of its Material Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or net amount of at least the Threshold Amount in the aggregate (but excluding Debt outstanding hereunder) of the Company or such Material Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt (other than any required prepayment due to illegality or termination of enforceability of any export credit agency guarantee) and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than (x) by a regularly scheduled required prepayment or redemption or (y) due to illegality or the termination of unenforceability of any export credit agency guarantee), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; provided, that, (x) the Debt subject of clause (ii) or (iii) above shall not include Debt of a Person that is merged into or consolidated with the Company or any Material Subsidiary of the Company or that becomes a Material Subsidiary of the Company for a period of 90 days after the date that such Debt becomes Debt of the Company or any of its Material Subsidiaries and (y) clauses (ii) and (iii) above shall not apply to any prepayment, redemption, repurchase or defeasance required to be made as a result of the obligor of such Debt making a voluntary notice of prepayment, voluntary notice of redemption, voluntary notice of repurchase, voluntary notice of defeasance or taking similar action with comparable effect; or

(e) The Company or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

(f) Final and non-appealable judgments or orders for the payment of money in excess of the Threshold Amount in the aggregate shall be rendered against the Company or any of its Material Subsidiaries, 30 days shall have passed since such judgment became final and non-appealable and enforcement proceedings shall have been commenced by any creditor upon such judgment or order; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(f) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

(g) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock) representing more than 50% of the combined voting power of all Voting Stock of the Company; or (ii) the Company shall cease to own more than 50% of the combined voting power of all Voting Stock of any Designated Subsidiary; or

(h) The Company or any ERISA Affiliate shall fail to satisfy minimum funding requirements under Section 412 of the Internal Revenue Code or Section 302 of ERISA to any Plan, or apply for a waiver of such requirements, and such failure could reasonably be expected to subject the Company to any liabilities in the aggregate in excess of the Threshold Amount; or

(i) So long as any Subsidiary of the Company is a Designated Subsidiary, any provision of Article VII shall for any reason cease to be valid and binding on or enforceable against the Company, or the Company shall so state in writing;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Company, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Company, declare the Advances, all interest thereon and all other amounts payable by the Company and each Designated Subsidiary under this Agreement to be forthwith due and payable, whereupon such Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under any Bankruptcy Law, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

ARTICLE VII

GUARANTY

SECTION 7.01. Unconditional Guaranty. The Company hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of each Designated Subsidiary now or hereafter existing under or in respect of this Agreement and the Notes (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of outside counsel) incurred by the Agent or any Lender in enforcing any rights under this Article VII. Without limiting the generality of the foregoing, the Company’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by such Designated Subsidiary to the Agent or any Lender under or in respect of this Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Designated Subsidiary.

SECTION 7.02. Guaranty Absolute. (a) The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. The obligations of the Company under or in respect of this Article VII are independent of the Guaranteed Obligations or any other obligations of any Designated Subsidiary under or in respect of this Agreement and the Notes, and a separate action or actions may be brought and prosecuted against the Company to enforce this Article VII, irrespective of whether any action is brought against any Designated Subsidiary or whether any Designated Subsidiary is joined in any such action or actions. The liability of the Company under this Article VII shall be irrevocable, absolute and unconditional irrespective of, and the Company hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of this Agreement, any Note or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Designated Subsidiary under or in respect of this Agreement and the Notes, or any other amendment or waiver of or any consent to departure from this Agreement or any Note, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Designated Subsidiary or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any Designated Subsidiary under this Agreement and the Notes or any other assets of any Designated Subsidiary or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any Designated Subsidiary or any of its Subsidiaries;

(f) any failure of the Agent or any Lender to disclose to the Company any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Designated Subsidiary now or hereafter known to the Agent or such Lender (the Company waiving any duty on the part of the Agent and the Lenders to disclose such information);

(g) the failure of any other Person to execute or deliver any guaranty or agreement or the release or reduction of liability of the Company or other guarantor or surety with respect to the Guaranteed Obligations; or

(h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, any Designated Subsidiary or any other guarantor or surety.

This Article VII shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any Lender or any other Person upon the insolvency, bankruptcy or reorganization of any Designated Subsidiary or otherwise, all as though such payment had not been made.

SECTION 7.03. Waivers and Acknowledgments. (a) The Company hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Article VII and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Designated Subsidiary or any other Person or any collateral.

(b) The Company hereby unconditionally and irrevocably waives any right to revoke this Article VII and acknowledges that the guaranty set forth in this Article VII is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) The Company hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Agent or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Company or other rights of the Company to proceed against any Designated Subsidiary, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Company hereunder.

(d) The Company hereby unconditionally and irrevocably waives any duty on the part of the Agent or any Lender to disclose to the Company any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Designated Subsidiary or any of its Subsidiaries now or hereafter known by the Agent or such Lender.

(e) The Company acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the Notes and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

SECTION 7.04. Subrogation. The Company hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Designated Subsidiary or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Company’s obligations under or in respect of this Article VII, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any Lender against any Designated Subsidiary or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Designated Subsidiary or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Article VII shall have been paid in full in cash and the Commitments shall have expired or been terminated. If any amount shall be paid to the Company in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article VII and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Agent and the Lenders, shall be segregated from other property and funds of the Company and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article VII, whether matured or unmatured, in accordance with the terms of this Agreement and the Notes, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Article VII thereafter arising. If (i) the Company shall make payment to the Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article VII shall have been paid in full in cash and

(iii) the Termination Date shall have occurred, the Agent and the Lenders will, at the Company’s request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Company of an interest in the Guaranteed Obligations resulting from such payment made by the Company pursuant to this Article VII.

SECTION 7.05. Subordination. The Company hereby subordinates any and all debts, liabilities and other obligations owed to the Company by any Designated Subsidiary (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.05:

(a) Prohibited Payments, Etc. Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Designated Subsidiary), the Company may receive regularly scheduled payments from such Designated Subsidiary on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Designated Subsidiary), however, unless the Required Lenders otherwise agree, the Company shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to such Designated Subsidiary, the Company agrees that the Agent and the Lenders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before the Company receives payment of any Subordinated Obligations.

(c) Turn-Over. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Designated Subsidiary), the Company shall, if the Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Agent and the Lenders and deliver such payments to the Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Company under the other provisions of this Article VII.

(d) Agent Authorization. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to such Designated Subsidiary), the Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Company, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require the Company (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

SECTION 7.06. Continuing Guaranty; Assignments. The guaranty under this Article VII is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article VII and (ii) the Termination Date, (b) be binding upon the Company, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agent and the Lenders and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, the Agent or any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Agent or such Lender herein or otherwise, in each case as and to the extent provided in Section 9.06.

ARTICLE VIII

THE AGENT

SECTION 8.01. Authorization and Authority. Each Lender hereby irrevocably appoints Citibank, N.A. to act on its behalf as the Agent hereunder and under the Notes and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and the Borrowers shall have no rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 8.02. Agent Individually. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03. Duties of Agent; Exculpatory Provisions. (a) The Agent’s duties hereunder are solely ministerial and administrative in nature and the Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to this Agreement or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief law; and

(iii) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

(b) The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.01 or 6.01) or (ii) in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default or the event or events that give or may give rise to any Default unless and until the Company or any Lender shall have given notice to the Agent describing such Default and such event or events.

(c) The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or the Information Memorandum, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created hereby or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Agent.

(d) Nothing in this Agreement shall require the Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender and each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or any of its Related Parties.

SECTION 8.04. Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless an officer of the Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender prior to the making of such Advance, and such Lender shall not have made available to the Agent such Lender’s ratable portion of the applicable Borrowing. The Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05. Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Each such sub-agent and the Related Parties of the Agent and each such sub-agent shall be entitled to the benefits of all provisions of this Article VII and Section 9.04 (as though such sub-agents were the “Agent” hereunder) as if set forth in full herein with respect thereto.

SECTION 8.06. Resignation of Agent. (a) The Agent may at any time give notice of its resignation to the Lenders and the Company. At any time when the Agent or its Affiliate is a Defaulting Lender, the Required Lenders may, and upon the request of the Company shall, remove the Agent by giving notice to the Agent. Upon receipt or giving of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (such 30-day period, the “Lender Appointment Period”), then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above. In addition and without any obligation on the part of the retiring Agent to appoint, on behalf of the Lenders, a successor Agent, the retiring Agent may at any time upon or after the end of the Lender Appointment Period notify the Company and the Lenders that no qualifying Person has accepted appointment as successor Agent and the effective date of such retiring Agent’s resignation. Upon the resignation effective date established in such notice and regardless of whether a successor Agent has been appointed and accepted such appointment, the retiring Agent’s resignation shall nonetheless become effective and (i) the retiring Agent shall be discharged from its duties and obligations as Agent hereunder and (ii) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Agent of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations as Agent hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Agent’s resignation hereunder, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

SECTION 8.07. Non-Reliance on Agent, Arrangers and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any Arranger or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any Arranger or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder.

SECTION 8.08. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Company), ratably according to the respective principal amounts of the Advances then owed to each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the “Indemnified Costs”), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Company. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.08 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

SECTION 8.09. Other Agents. Each Lender hereby acknowledges that neither the syndication agent, the documentation agents nor any other Lender designated as any “Agent” on the cover page hereof (other than the Agent) has any liability hereunder other than in its capacity as a Lender.

SECTION 8.10. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x)

represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and each other Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Borrower, that none of the Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Advances, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement or any documents related hereto).

As used in this Section:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

SECTION 8.11 Erroneous Payments.

(a) If the Agent notifies a Lender, or any Person who has received funds on behalf of a Lender, such Lender (any such Lender or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender, such Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 8.11(b).

(c) Each Lender hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender under this Agreement, or otherwise payable or distributable by the Agent to such Lender under this Agreement, against any amount due to the Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Advances (but not its Commitments) of the relevant Type with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Advances (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Advances to the Borrowers or the Agent, (ii) the Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Agent may reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. The Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Advances (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Agent has sold an Advance (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under this Agreement with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by any of the Borrowers, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from any of the Borrowers for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 8.11 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under this Agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Amendments, Etc. (a) Except as provided in Section 2,21, no amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall: (a) waive any of the conditions specified in Section 3.01 without the written consent of all Lenders, (b) increase or, subject to Section 2.18, extend the Commitment of any Lender without the written consent of such Lender, (c) reduce the principal of, or rate of interest on, the Advances or any fees or other amounts payable hereunder (other than as a result of an amendment pursuant to Section 2.21) without the written consent of all Lenders directly affected thereby, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder without the written consent of all Lenders directly affected thereby, (e) change the definition of “Required Lenders”, or the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder without the written consent of all Lenders, (f) add any currencies to the definition of Committed Currencies without the written consent of all Lenders directly affected thereby, (g) so long as any Designated Subsidiary is a Borrower hereunder, release the Company from its obligations under Section 7.01 without the written consent of all Lenders other than Defaulting Lenders, (h) amend this Section 9.01 without the written consent of all Lenders or (i) change Section 2.14 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly affected thereby; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

(b) Any term or provision of this Section 9.01 to the contrary notwithstanding, if the Agent and the Company shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any provision of this Agreement, then the Agent and the Company shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Lenders shall have received prior written notice thereof and the Agent shall not have received, within two Business Days of the date of such notice, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

SECTION 9.02. Notices; Effectiveness; Electronic Communication. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i) if to the Company or any Designated Subsidiary, to the Company at 208 S. Akard Street, 18th Floor, Dallas, Texas 75202, Attention: Vice President and Assistant Treasurer (Facsimile No. (214) 746-2277; Telephone No. (214) 757-7997; Email: ak2493@att.com) with a copy to Attention: Assistant Vice President – Senior Legal Counsel (Telephone No.: (214) 757-1523; E-mail: lr0657@att.com);

(ii) if to the Agent, to it at One Penns Way, OPS 2/2, New Castle, Delaware 19720, Attention: Lending Agency (Facsimile No. 646-291-5066; Email: usagencyservicing@citi.com; and

(iii) if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d) Platform.

(i) The Company agrees that the Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Company’s or the Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material that the Company provides to the Agent pursuant to this Agreement or the transactions contemplated herein which is distributed to the Agent any Lender by means of electronic communications pursuant to this Section, including through the Platform.

SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04. Costs and Expenses. (a) The Company agrees to pay within 20 days of demand all reasonable and documented out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable and documented fees and expenses of Simpson Thacher & Bartlett LLP, counsel for the Agent, with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Company further agrees to pay on demand all out-of-pocket costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable and documented outside counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable and documented fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).

(b) The Company agrees to indemnify and hold harmless the Agent and each Lender and each of their Related Parties (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable and out of pocket fees and disbursements of one counsel to such Indemnified Party and its Related Parties) incurred by or asserted or awarded against any Indemnified Party or such Indemnified Party’s Related Parties, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, material breach of its obligations under this Agreement or willful misconduct of such Indemnified Party or its Related Parties. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, its directors, equityholders or creditors, an Indemnified Party, a Related Party or any other Person (except for any disputes among any Indemnified Party and its Related Parties), whether or not any Indemnified Party or Related Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

(c) If any payment of principal of, or Conversion of, any SOFR Advance or EURIBOR Advance is made by any Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.07(d) or (e), 2.09 or 2.11, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.06 as a result of a demand by the Company pursuant to Section 2.20, or by an Increasing Lender or Assuming Lender in accordance with Section 2.17(d) other than on the last day of any Interest Period, such Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. If the amount of the Committed Currency purchased by any Lender in the case of a Conversion or exchange of Advances in the case of Section 2.08 or 2.12 exceeds the sum required to satisfy such Lender’s liability in respect of such Advances, such Lender agrees to remit to such Borrower such excess.

(d) Each Borrower agrees not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

(e) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 2.10, 2.13 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

SECTION 9.05. Binding Effect. (a) Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article III, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.06. Assignments and Participations. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it); provided any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Advances at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000, unless each of the Agent and, so long as no Event of Default under Section 6.01(a) or 6.01(e) has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advances and the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless:

(x) an Event of Default under Section 6.01(a) or 6.01(e) has occurred and is continuing at the time of such assignment, or

(y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund unless such assignment would result in any Lender and its Affiliates holding interests of 15% or more of the then outstanding Advances or Commitments;

provided that, except with respect to any assignment that would result in any Lender and its Affiliates holding interests of 15% or more of the then outstanding Advances or Commitments, the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five Business Days after having received notice thereof pursuant to clause (iv) below; and

(B) the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitments or Advances if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire. The Agent shall notify the Company of each Assignment and Assumption within three Business Days of receipt thereof.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Company or any of the Company’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person or to any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations, or other compensating actions, including funding, with the consent of the Company and the Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances in accordance with its Commitment. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to consent from the Company where required and acceptance and recording thereof by the Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.10 and 9.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Agent, acting solely for this purpose as a nonfiduciary agent of the Borrowers, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Each Lender may sell participations to one or more banks or other entities (other than the Company or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it), so long as the participant represents that to the best of its knowledge, after due inquiry, such participant and its Affiliates hold, and after giving effect to such proposed participation will hold, interests in less than 15% of the then outstanding Advances or Commitments, as applicable, whether as a Lender or a participant; provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to obtain any Confidential Information except in accordance with Section 9.06(e), or approve or disapprove any amendment or waiver of any provision of this Agreement or any Note or any consent or withholding of consent to any departure by the Borrowers therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

Each Borrower agrees that each participant shall be entitled to the benefits of, and subject to the limitations of, Sections 2.10 and 2.13 to the same extent as if it were a Lender and had acquired its interest by assignment, provided that, such participant shall not be entitled to receive any greater payment under Section 2.10 or 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation is made with the Company’s prior written consent, and that no participant shall be entitled to the benefits of Section 2.13 unless such participant complies with Section 2.13(f) as if it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a nonfiduciary agent of the Borrowers, shall maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments or Advances or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Advance or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, the Borrowers and the Agent shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation upon the terms and subject to the conditions of this Agreement. Upon the reasonable request of the Agent or the Company, each Lender shall promptly provide to the Agent or the Company, as the case may be, the identity of such Lender’s participants and the aggregate amount of the participation interests held by each such participant and its Affiliates as set forth on the Participant Register maintained by such Lender, as of the date specified in such request.

(e) Sharing of Information. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.06, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower furnished to such Lender by or on behalf of such Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall enter into a binding agreement enforceable by the Company containing provisions to preserve the confidentiality of any Confidential Information relating to the Company or any of its Affiliates received by it from such Lender, at least as favorable to the Company as Section 9.07.

(f) Certain Pledges. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a central bank having jurisdiction over such Lender or to a Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

SECTION 9.07. Confidentiality; Patriot Act. (a) Neither the Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Company, other than (i) to the Agent’s or such Lender’s Affiliates and their officers, directors, employees, agents and advisors on a “need to know” basis and subject to the requirements of Section 9.06(e), to actual or prospective assignees and participants, (ii) as required by any law, rule or regulation or judicial process, (iii) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking or other financial institutions or self regulatory authority, (iv) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (v) subject to an agreement containing provisions substantially the same as those of this

Section, to any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Borrower and its obligations, this Agreement or payments hereunder and (vi) to the extent such Confidential Information becomes available to the Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source that, to the knowledge of the Agent, such Lender or such Affiliate, is not in breach of a confidentiality obligation to the Company. In the case of a disclosure pursuant to clause (ii) above, the disclosing party agrees, to the extent practicable and permitted by applicable law, to promptly notify the Company prior to such disclosure and to request confidential treatment. For the avoidance of doubt, nothing in this Agreement shall prohibit any person from voluntarily disclosing or providing any information within the scope of this confidentiality provision to any governmental, regulatory or self regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.07(a) shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

(b) Each of the Lenders hereby notifies each Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of the Company and other information that will allow it to identify such Borrower in accordance with the Patriot Act.

SECTION 9.08. Designated Subsidiaries. (a) Designation. The Company may at any time, and from time to time, upon not less than five Business Days’ notice (or ten Business Days’ notice in the case of any Subsidiary organized under laws of a jurisdiction outside of the United States), notify the Agent that the Company intends to designate a Subsidiary as a “Designated Subsidiary” for purposes of this Agreement. On or after the date that is five Business Days after such notice (or ten Business Days after such notice in the case of any Subsidiary organized under laws of a jurisdiction outside of the United States), upon delivery to the Agent and each Lender of a Designation Agreement duly executed by the Company and the respective Subsidiary, such Subsidiary shall thereupon become a “Designated Subsidiary” for all purposes of this Agreement, and, upon fulfillment of the applicable conditions set forth in Section 3.02 and after such Designation Agreement is accepted by the Agent, such Subsidiary shall thereupon become a Designated Subsidiary for all purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. The Agent shall promptly notify each Lender of the Company’s notice of such pending designation by the Company and the identity of the respective Subsidiary. Following the giving of any notice pursuant to this Section 9.08(a), if the designation of such Designated Subsidiary obligates the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall, promptly upon the request of the Agent or any Lender, supply such documentation (including, without limitation, delivery of a Beneficial Ownership Certification, if applicable) and other evidence as is reasonably requested by the Agent or any Lender in order for the Agent or such Lender to carry out and be satisfied it has complied with the requirements of all necessary “know your customer” or other similar checks under all applicable laws and regulations (including, without limitation, the Beneficial Ownership Regulation).

If the Company shall designate as a Designated Subsidiary hereunder any Subsidiary not organized under the laws of the United States or any State thereof, any Lender may, with notice to the Agent and the Company, fulfill its Commitment by causing an Affiliate or branch of such Lender to act as the Lender in respect of such Designated Subsidiary.

As soon as practicable after receiving notice from the Company or the Agent of the Company’s intent to designate a Subsidiary as a Designated Subsidiary, and in any event no later than five Business Days after the delivery of such notice, for a Designated Subsidiary that is organized under the laws of a jurisdiction other than of the United States or a political subdivision thereof, any Lender that may not legally lend to, establish credit for the account of and/or do any business whatsoever with such

Designated Subsidiary directly or through an Affiliate of such Lender as provided in the immediately preceding paragraph (a “Protesting Lender”) shall so notify the Company and the Agent in writing. With respect to each Protesting Lender, the Company shall, effective on or before the date that such Designated Subsidiary shall have the right to borrow hereunder, either (A) notify the Agent and such Protesting Lender that the Commitments of such Protesting Lender shall be terminated; provided that such Protesting Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from (if such Protesting Lender’s Commitments are assigned) the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or the relevant Designated Subsidiary (in the case an assignment, of all other amounts or, if such Commitments are terminated, of such outstanding principal and accrued interest, fees and other amounts), or (B) cancel its request to designate such Subsidiary as a “Designated Subsidiary” hereunder.

(b) Termination. Upon the request of the Company and the payment and performance in full of all of the indebtedness, liabilities and obligations under this Agreement of any Designated Subsidiary, then, so long as at the time no Notice of Borrowing is outstanding, such Subsidiary’s status as a “Designated Subsidiary” shall terminate upon notice to such effect from the Agent to the Lenders (which notice the Agent shall give promptly and only upon its receipt of a request therefor from the Company). Thereafter, the Lenders shall be under no further obligation to make any Advances hereunder to such Designated Subsidiary.

SECTION 9.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 9.10. Jurisdiction, Etc. (a) Each of the parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any Note or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court for the Southern District of New York sitting in New York County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding (whether in tort, contract law or equity) may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding (whether in tort, contract law or equity) shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Waiver of Venue. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any Note in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.02. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law. The Company hereby agrees that service of process in any such action or proceeding brought in any such New York State court or in such federal court may be made upon the Corporate Secretary of the Company at 208 S. Akard Street, 18th Floor, Dallas, Texas 75202 (the “Process Agent”) and the Company hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process. Each Designated Subsidiary hereby agrees that service of process in any such action or proceeding brought in the any such New York State court or in such federal court may be made upon the Process Agent at its address set forth above and each such Borrower hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.

SECTION 9.11. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at Citibank’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

(b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Committed Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such Committed Currency with Dollars at Citibank’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

(c) The obligation of each Borrower in respect of any sum due from it in any currency (the “Primary Currency”) to any Lender or the Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Agent (as the case may be) in the applicable Primary Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Agent (as the case may be) in the applicable Primary Currency, such Lender or the Agent (as the case may be) agrees to remit to such Borrower such excess.

SECTION 9.12. Substitution of Currency. If a change in any Committed Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement will be amended to the extent determined by the Agent (acting reasonably and in consultation with the Borrowers) to be necessary to reflect the change in currency and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if no change in such Committed Currency had occurred.

SECTION 9.13. Severability; Amendment and Restatement. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.13, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by any debtor relief laws, then such provisions shall be deemed to be in effect only to the extent not so limited.

All obligations of the Borrowers under the Existing Credit Agreement shall become obligations of the Borrowers hereunder, and the provisions of the Existing Credit Agreement shall be superseded by the provisions hereof. Each of the parties hereto confirms that the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement shall not constitute a novation of the Existing Credit Agreement.

SECTION 9.14. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.15. No Fiduciary Duties. The Company acknowledges that the Agent, each Arranger, each Lender and their respective Affiliates may have economic interests that conflict with those of the Company, its stockholders and/or its Affiliates. The Company agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Company and its Subsidiaries, on the one hand, and the Agent, the Arrangers and the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agent, the Arrangers and the Lenders or their respective Affiliates and no such duty will be deemed to have arisen in connection with any such transactions or communications.

SECTION 9.16. Waiver of Jury Trial. Each of the Borrowers, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

AT&T Second Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AT&T INC.

By	/s/ Andrew B. Keiser
Name:	Andrew B. Keiser
Title:	Vice President and Treasurer

CITIBANK, N.A., as Agent

By	/s/ Michael Vondriska
Name:	Michael Vondriska
Title:	Vice President

CITIBANK, N.A. as Initial Lender

By	/s/ Michael Vondriska
Name:	Michael Vondriska
Title:	Vice President

BANK OF AMERICA, N.A., as Initial Lender

By	/s/ Dylan Honza
Name:	Dylan Honza
Title:	Director

BARCLAYS BANK PLC, as Initial Lender

By	/s/ Nicholas Sibayan
Name:	Nicholas Sibayan
Title:	Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as Initial Lender

By	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Director

By	/s/ Marko Lukin
Name:	Marko Lukin
Title:	Vice President

AT&T Second Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as Initial Lender

By	/s/ Ryan Zimmerman
Name:	Ryan Zimmerman
Title:	Executive Director

MIZUHO BANK, LTD., as Initial Lender

By	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Initial Lender

By	/s/ Tracy L. Moosbrugger
Name:	Tracy L. Moosbrugger
Title:	Managing Director

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as Initial Lender

By	/s/ Brian Crowley
Name:	Brian Crowley
Title:	Managing Director

By	/s/ Armen Semizian
Name:	Armen Semizian
Title:	Managing Director

BANCO SANTANDER, S.A., NEW YORK BRANCH, as Initial Lender

By	/s/ Andres Barbosa
Name:	Andres Barbosa
Title:	Managing Director

By	/s/ Carolina Gutierrez
Name:	Carolina Gutierrez
Title:	Executive Director

BANK OF CHINA, NEW YORK BRANCH, as Initial Lender

By	/s/ Raymond Qiao
Name:	Raymond Qiao
Title:	Executive Vice President

AT&T Second Amended and Restated Credit Agreement

BNP PARIBAS, as Initial Lender

By	/s/ Nicole Rodriguez
Name:	Nicole Rodriguez
Title:	Director

By	/s/ Nicolas Doche
Name:	Nicolas Doche
Title:	Vice President

COMMERZBANK AG, NEW YORK BRANCH, as Initial Lender

By	/s/ Paolo de Alessandrini
Name:	Paolo de Alessandrini
Title:	Managing Director

By	/s/ Jeff Sullivan
Name:	Jeff Sullivan
Title:	Director

GOLDMAN SACHS BANK USA, as Initial Lender

By	/s/ Thomas Manning
Name:	Thomas Manning
Title:	Authorized Signatory

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as Initial Lender

By	/s/ Yu Wang
Name:	Yu Wang
Title:	Director

By	/s/ Yuanyuan Peng
Name:	Yuanyuan Peng
Title:	Executive Director

AT&T Second Amended and Restated Credit Agreement

INTESA SANPAOLO S.P.A., NEW YORK BRANCH, as Initial Lender

By	/s/ Fabio Della Malva
Name:	Fabio Della Malva
Title:	Managing Director

By	/s/ Carlo Alberto Gatti
Name:	Carlo Alberto Gatti
Title:	Business Director

MORGAN STANLEY SENIOR FUNDING, INC., as Initial Lender

By	/s/ Michael King
Name:	Michael King
Title:	Vice President

MORGAN STANLEY BANK, N.A., as Initial Lender

By	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

MUFG BANK, LTD., as Initial Lender

By	/s/ Eric Enberg
Name:	Eric Enberg
Title:	Director

NATIONAL WESTMINSTER BANK PLC, as Initial Lender

By	/s/ Rhys Yeo
Name:	Rhys Yeo
Title:	Vice President

PNC BANK N.A., as Initial Lender

By	/s/ Janine Z Tweed
Name:	Janine Z Tweed
Title:	Vice President

AT&T Second Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as Initial Lender

By	/s/ Staci Sunshine Gola
Name:	Staci Sunshine Gola
Title:	Authorized Signatory

SOCIETE GENERALE, as Initial Lender

By	/s/ Richard Bernal
Name:	Richard Bernal
Title:	Managing Director

SUMITOMO MITSUI BANKING CORPORATION, as Initial Lender

By	/s/ Irlen Mak
Name:	Irlen Mak
Title:	Executive Director

THE BANK OF NOVA SCOTIA, as Initial Lender

By	/s/ Yvonne Bai
Name:	Yvonne Bai
Title:	Director

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Initial Lender

By	/s/ Jon Colquhoun
Name:	Jon Colquhoun
Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION, as Initial Lender

By	/s/ Joseph Howard
Name:	Joseph Howard
Title:	Vice President

AT&T Second Amended and Restated Credit Agreement

UBS AG, STAMFORD BRANCH, as Initial Lender

By	/s/ Muhammad Afzal
Name:	Muhammad Afzal
Title:	Director

By	/s/ Danielle Calo
Name:	Danielle Calo
Title:	Director

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as Initial Lender

By	/s/ Robert Grillo
Name:	Robert Grillo
Title:	Executive Director

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as Initial Lender

By	/s/ Bernadette Murphy
Name:	Bernadette Murphy
Title:	Managing Director and Authorized
Signatory

REGIONS BANK, as Initial Lender

By	/s/ Ryan Garrey
Name:	Ryan Garrey
Title:	Vice President

THE BANK OF NEW YORK MELLON, as Initial Lender

By	/s/ Lauren Flanagan
Name:	Lauren Flanagan
Title:	Director

TRUIST BANK, as Initial Lender

By	/s/ Carlos Cruz
Name:	Carlos Cruz
Title:	Director

AT&T Second Amended and Restated Credit Agreement

SCHEDULE I

AT&T INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

COMMITMENTS

Name of Initial Lender	Commitments
Citibank, N.A.	$550,000,000
Bank of America, N.A.	$550,000,000
Barclays Bank PLC	$550,000,000
Deutsche Bank AG, New York Branch	$550,000,000
JPMorgan Chase Bank, N.A.	$550,000,000
Mizuho Bank, LTD.	$550,000,000
Wells Fargo Bank, National Association	$550,000,000
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$390,000,000
Banco Santander, S.A., New York Branch	$390,000,000
Bank of China, New York Branch	$390,000,000
BNP Paribas	$390,000,000
Commerzbank AG, New York Branch	$390,000,000
Goldman Sachs Bank USA	$390,000,000
Industrial and Commercial Bank of China Limited, New York Branch	$390,000,000
Intesa Sanpaolo S.p.A., New York Branch	$390,000,000
Morgan Stanley Senior Funding, Inc.	$240,000,000
Morgan Stanley Bank, N.A.	$150,000,000
MUFG Bank, Ltd.	$390,000,000
National Westminster Bank Plc	$390,000,000
PNC Bank, National Association	$390,000,000
Royal Bank of Canada	$390,000,000
Société Générale	$390,000,000
Sumitomo Mitsui Banking Corporation	$390,000,000
The Bank of Nova Scotia	$390,000,000
The Toronto-Dominion Bank, New York Branch	$390,000,000
U.S. Bank National Association	$390,000,000
UBS AG, Stamford Branch	$390,000,000
Australia and New Zealand Banking Group Limited	$148,000,000
Canadian Imperial Bank of Commerce, New York Branch	$148,000,000
Regions Bank	$148,000,000
The Bank of New York Mellon	$148,000,000
Truist Bank	$148,000,000
Total Commitments:	$12,000,000,000.00

EXHIBIT A - FORM OF

NON-NEGOTIABLE PROMISSORY NOTE

U.S.$_______________	Dated: _______________, 20__

FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a __________ (the “Borrower”), HEREBY PROMISES TO PAY to _________________________ (the “Lender”) for the account of its Applicable Lending Office on the later of the Termination Date and the date designated pursuant to Section 2.05 of the Credit Agreement (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender’s Commitment in figures] or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the Second Amended and Restated Credit Agreement dated as of November 3, 2025 among the Borrower, [AT&T Inc.,] the Lender and certain other lenders parties thereto and Citibank, N.A., as Agent for the Lender and such other lenders (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) outstanding on such date.

The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest in respect of each Advance (i) in Dollars are payable in lawful money of the United States of America to the Agent at its account maintained at 388 Greenwich Street, New York, New York 10013, in same day funds and (ii) in any Committed Currency are payable in such currency at the applicable Payment Office in same day funds. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, (ii) contains provisions for determining the Dollar Equivalent of Advances denominated in Committed Currencies and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

[NAME OF BORROWER]

By
Name:
Title:

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT B-1 - FORM OF NOTICE OF

BORROWING

Citibank, N.A., as Agent

for the Lenders parties

to the Credit Agreement

referred to below

One Penns Way, OPS 2/2

New Castle, Delaware 19720

[Date]

Attention: Lending Agency

Ladies and Gentlemen:

The undersigned, [NAME OF BORROWER], a __________ (the “Borrower”), refers to the Second Amended and Restated Credit Agreement, dated as of November 3, 2025 (as amended or modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Borrower, [AT&T Inc.,] certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(i) The Business Day of the Proposed Borrowing is _______________, 20__.

(ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [SOFR Advances] [EURIBOR Advances] [SONIA Advances].

(iii) The aggregate amount of the Proposed Borrowing is [$_______________] [for a Borrowing in a Committed Currency. List currency and amount of Borrowing].

(iv) The proceeds of the Proposed Borrowing shall be funded to account maintained by the Borrower at __________ at its office at __________, Account No. __________.

[(v) The initial Interest Period for each [SOFR Advance] [EURIBOR Advance] made as part of the Proposed Borrowing is _____ month[s].]

[(vi) The Borrower hereby instructs the Agent that each [SOFR Advance] [EURIBOR Advance] made as part of the Proposed Borrowing shall be continued for successive _____ month Interest Periods until the Borrower shall give the Agent written notice at least five Business Days prior to the end of an Interest Period that, as of the end of such Interest Period, [the applicable SOFR Advances shall Convert into Base Rate Advances or shall be continued as SOFR Advances having an Interest Period as so notified] [the applicable EURIBOR Advances shall be continued as EURIBOR Advances having an Interest Period as so notified].]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A) the representations and warranties contained in Section 4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) thereof and in subsection (f)(i) thereof) (and, if the undersigned is a Designated Subsidiary, in the applicable Designation Agreement) are correct in all material respects (except such representations that are qualified by materiality, which shall be correct in all respects), before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

Very truly yours,

[NAME OF BORROWER]

By
Name:
Title:

2

EXHIBIT B-2 - FORM OF NOTICE OF

CONTINUATION / CONVERSION

Citibank, N.A., as Agent

for the Lenders parties

to the Credit Agreement

referred to below

[One Penns Way, OPS 2/2

New Castle, Delaware 19720]

[Date]

Attention: Lending Agency

Ladies and Gentlemen:

The undersigned, [NAME OF BORROWER], a __________ (the “Borrower”), refers to the Second Amended and Restated Credit Agreement, dated as of November 3, 2025 (as amended or modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Borrower, [AT&T Inc.,] certain Lenders parties thereto, and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.07(c) of the Credit Agreement that the undersigned hereby requests that the outstanding [SOFR Advances] [EURIBOR Advances] having an Interest Period ending on __________, 20__ [be continued with an Interest Period of _____ month[s]] [[in the case of SOFR Advances] Convert to a Base Rate Advance]. [The Borrower hereby instructs the Agent that such [SOFR Advances] [EURIBOR Advances] shall be continued for successive _____ month Interest Periods until the Borrower shall give the Agent written notice at least five Business Days prior to the end of an Interest Period that, as of the end of such Interest Period,[ the applicable SOFR Advances shall Convert into Base Rate Advances or shall be continued as SOFR Advances having an Interest Period as so notified][the applicable EURIBOR Advances shall be continued as EURIBOR Advances having an Interest Period as so notified.]

Very truly yours,

[NAME OF BORROWER]

By
Name:
Title:

EXHIBIT C - FORM OF

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower(s):	AT&T Inc.

4.	Agent:	Citibank, N.A., as the Agent under the Credit Agreement

5.	Credit Agreement:	The Second Amended and Restated Credit Agreement dated as of November 3, 2025 among AT&T Inc., the Lenders parties thereto, Citibank, N.A., as Agent, and the other agents parties thereto

6.	Assigned Interest:

Assignor	Assignee	Aggregate Amount of Commitment / Advances for all Lenders[18]	Amount of Commitment Advances Assigned[18]	Percentage Assigned of Commitment/ Advances[19]	CUSIP Number
		$	$	%
		$	$	%
		$	$	%

[7.	Trade Date: ______________][20]

[Page break]

[18]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[19]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Advances of all Lenders thereunder.
[20]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

2

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][23] Accepted:

[NAME OF AGENT], as
Agent

By:
Title:

[Consented to:][24]

[NAME OF RELEVANT PARTY]

By:
Title:

[23]	To be added only if the consent of the Agent is required by the terms of the Credit Agreement.
[24]	To be added only if the consent of the Company and/or other parties is required by the terms of the Credit Agreement.

3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement, or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.06(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(g) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is organized under the laws of a jurisdiction outside of the United States, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Notwithstanding the foregoing, the Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

EXHIBIT D - FORM OF

OPINION OF COUNSEL

FOR THE COMPANY

November 3, 2025

To each of the Lenders party to the

Second Amended and Restated Credit Agreement dated as of

November 3, 2025 among AT&T Inc.,

said Lenders and Citibank, N.A., as Agent for

said Lenders, and to Citibank, N.A., as Agent

Ladies and Gentlemen:

I am the Assistant Vice President – Senior Legal Counsel and Assistant Secretary of AT&T Inc., a Delaware corporation (the “Company”). I am providing this opinion to you pursuant to Section 3.01(g)(iv) of the Second Amended and Restated Credit Agreement, dated as of November 3, 2025 (the “Credit Agreement”), among the Company, the Lenders party thereto and Citibank, N.A., as Agent for said Lenders. Except as otherwise indicated, initially capitalized terms used in this opinion without definition shall have the meanings assigned to such terms in the Credit Agreement.

In my capacity as Assistant Vice President – Senior Legal Counsel and Assistant Secretary, I have reviewed or been made aware of the terms of those corporate and other records and documents I considered appropriate, including the Credit Agreement.

As to certain matters of fact, I have relied upon (i) representations of the Company set forth in, and the certificates of public officials and certain officers of the Company delivered pursuant to, the Credit Agreement and (ii) oral or written statements and representations of individuals upon whom I believe I am justified in relying. As to certain opinions expressed herein, I have relied on the opinions of members of the AT&T Legal Department upon whom I believe I am justified in relying.

I have also examined or caused to be examined such other instruments and have made or directed to be made such other investigations as I have deemed necessary in connection with the opinions set forth below. With respect to my consideration of those questions of law that I have considered relevant for this opinion, I have relied upon the certifications, representations, opinions and conclusions of law of various attorneys in the AT&T legal department with responsibility, in whole or in part, for the areas that are the subject of the opinions set forth herein.

I have assumed the genuineness of all signatures, the legal capacity of all natural persons executing agreements, instruments or documents, the completeness and authenticity of all documents submitted to me as originals and the conformity with originals of all documents submitted to me as copies.

On the basis of such analysis, my reliance upon the assumptions in this opinion and my consideration of such questions of law that I considered relevant, and subject to the limitations and qualifications in this letter, I am of the opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2. The Credit Agreement has been duly authorized, executed and delivered, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms.

3. Neither the execution and delivery of the Credit Agreement or the issuance of the Notes, nor the borrowings contemplated thereunder, nor the fulfillment of the terms thereof will conflict with, result in a breach of, or constitute a default under, the charter or bylaws of the Company or the terms of any indenture or other agreement or instrument known to me and to which the Company is a party or by which the Company is bound, or any applicable law, order or regulation constituting Included Laws known to me to be applicable to the Company of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company.

4. No order, consent, authorization, approval, registration or qualification of or with any governmental agency or body having jurisdiction over the Company is required under any of the Included Laws for the due execution, delivery and performance by the Company of the Credit Agreement and the Notes.

5. The form and terms of the Notes have been duly authorized and established by all necessary corporate action, and, when executed and delivered, will constitute valid and legally binding obligations of the Company.

6. To the best of my knowledge, there is no pending or overtly threatened action, suit or proceedings against the Company or any of its Subsidiaries, as such term is defined in the Credit Agreement, before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Credit Agreement or any of the Notes or the borrowings contemplated thereby or, if likely to have a materially adverse effect upon the financial condition or operations of the Company, that is not disclosed in a filing by the Company with the Securities and Exchange Commission.

I am an attorney admitted to practice in the State of Texas. I express no opinion as to the laws of any other jurisdiction other than Included Laws. I have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”), other than a review of: (i) the Laws of the State of New York, (ii) federal law and (iii) the Delaware General Corporation Law, in each case to the extent such Laws are known to me to be applicable to the Company or, in my experience, normally applicable to transactions of the type contemplated by the Credit Agreement (the “Included Laws”). The term “Included Laws” excludes (a) laws of any counties, cities, towns, municipalities and special political subdivisions and agencies thereof; (b) state securities laws or Blue Sky laws; and (c) Laws relating to land use, zoning and building code issues, taxes, environmental issues, intellectual property issues and antitrust issues.

The matters expressed in Paragraphs 2 and 5 are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered a proceeding in equity or in law); and (iii) securities Laws and public policy underlying such Laws with respect to indemnification and contribution.

I express no opinion with respect to Section 9.14 of the Credit Agreement, pursuant to which each party to the Credit Agreement acknowledges that any liability of any Affected Financial Institution arising under the Credit Agreement may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by, the Bail-In Legislation, or the effect of the definition of “Defaulting Lender” in Section 1.01 on the enforceability of the obligations of the Company under the Credit Agreement.

2

For purposes of this letter, the phrase “to my knowledge” or words to that effect mean the actual knowledge of the attorneys in the AT&T legal department who have worked on the Credit Agreement or who are primarily responsible for providing a response to a particular opinion or confirmation expressed above.

A copy of this opinion letter may be delivered by any of you to any Person who becomes a Lender in accordance with the provisions of the Credit Agreement. Any such Person may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such Person on the date hereof.

This letter is furnished by me as Assistant Vice President – Senior Legal Counsel and Assistant Secretary and may be relied upon only by you or any person entitled to rely on this opinion pursuant to the preceding paragraph in connection with the transactions contemplated by the Credit Agreement and the issuance of the Notes. This letter is my opinion as to certain legal conclusions specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. This opinion may not be used or relied upon by you or any person entitled to rely on this opinion pursuant to the preceding paragraph for any other purpose or by any other person, nor may copies be delivered to any other person without in each instance my prior written consent. Notwithstanding the foregoing, you may show this opinion to any governmental authority pursuant to requirements of applicable law or regulations. This letter is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise, as to any other matters. The opinions expressed herein are tendered as of the date hereof. I expressly disclaim any responsibility to advise you or any governmental authority, or make any investigations, of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this letter that might affect the opinions expressed herein.

Very truly yours,

3

EXHIBIT E - FORM OF

DESIGNATION AGREEMENT

[DATE]

To each of the Lenders

party to the Credit Agreement

(as defined below) and to Citibank, N.A.

as Agent for such Lenders

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement dated as of November 3, 2025 among AT&T Inc. (the “Company”), certain other borrowers parties thereto, the Lenders parties thereto and Citibank, N.A., as administrative agent for said Lenders (as amended or modified from time to time, the “Credit Agreement”). Terms used herein and defined in the Credit Agreement shall have the respective meanings ascribed to such terms in the Credit Agreement.

Please be advised that the Company hereby designates its undersigned Subsidiary, ____________ (“Designated Subsidiary”), as a “Designated Subsidiary” under and for all purposes of the Credit Agreement.

The Designated Subsidiary, in consideration of each Lender’s agreement to extend credit to it under and on the terms and conditions set forth in the Credit Agreement, does hereby assume each of the obligations imposed upon a “Designated Subsidiary” and a “Borrower” under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement. In furtherance of the foregoing, the Designated Subsidiary hereby represents and warrants to each Lender as follows:

(a) The Designated Subsidiary is a [type of entity] duly organized, validly existing and in good standing under the laws of ______________.

(b) The execution, delivery and performance by the Designated Subsidiary of this Designation Agreement, the Credit Agreement and the Notes to be delivered by it are within the Designated Subsidiary’s corporate or other powers, have been duly authorized by all necessary corporate or other action and do not contravene (i) the Designated Subsidiary’s [charter or by-laws] [governing documents] or (ii) except where such contravention would not reasonably be expected to have a Material Adverse Effect, law or any contractual restriction binding on or affecting the Designated Subsidiary. The Designation Agreement and the Notes delivered by it have been duly executed and delivered on behalf of the Designated Subsidiary.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any third party is required for the due execution, delivery and performance by the Designated Subsidiary of this Designation Agreement, the Credit Agreement or the Notes to be delivered by it.

(d) This Designation Agreement is, and the Notes to be delivered by the Designated Subsidiary when delivered will be, legal, valid and binding obligations of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e) There is no pending or, to the knowledge of the Designated Subsidiary, threatened action, suit, investigation or proceeding affecting the Designated Subsidiary or any of its Subsidiaries before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of this Designation Agreement, the Credit Agreement or any Note of the Designated Subsidiary.

(f) The Designated Subsidiary is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Designated Subsidiary only or of the Designated Subsidiary and its Subsidiaries on a Consolidated basis) that are subject to a restriction on sale, pledge, or disposal under the Credit Agreement will be represented by margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

(g) The Designated Subsidiary is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

AT&T INC.

By
Name:
Title:

[THE DESIGNATED SUBSIDIARY]

By
Name:
Title:

2

EXHIBIT F-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of November 3, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AT&T Inc., each lender from time to time party thereto and Citibank, N.A., as administrative agent (the “Agent”) for said lenders.

Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT F-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of November 3, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AT&T Inc., each lender from time to time party thereto and Citibank, N.A., as administrative agent (the “Agent”) for said lenders.

Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

ii

EXHIBIT F-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of November 3, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AT&T Inc., each lender from time to time party thereto and Citibank, N.A., as administrative agent (the “Agent”) for said lenders.

Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

iii

EXHIBIT F-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of November 3, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AT&T Inc., each lender from time to time party thereto and Citibank, N.A., as administrative agent (the “Agent”) for said lenders.

Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s) (as well as any Note(s) evidencing such Advance(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

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